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                                                                   EXHIBIT 10.29



                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                       HAYES LEMMERZ INTERNATIONAL, INC.,
                                   as Borrower

                               The Several Lenders
                        from Time to Time Parties Hereto,


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and Co-Lead Arranger


                           CREDIT SUISSE FIRST BOSTON,
                    as Syndication Agent and Co-Lead Arranger


                       MERRILL LYNCH CAPITAL CORPORATION,
                           as Co-Documentation Agent,


                                       and


                                DRESDNER BANK AG,
         as Co-Documentation Agent and European Swing Line Administrator


                          Dated as of February 3, 1999
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                                TABLE OF CONTENTS

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                                                                            ----

SECTION 1.  DEFINITIONS........................................................2
      1.1   Defined Terms......................................................2
      1.2   Other Definitional Provisions.....................................31

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................32
      2.1   Revolving Credit Commitments......................................32
      2.2   Revolving Credit Notes............................................32
      2.3   Procedure for Revolving Credit Borrowing..........................32
      2.4   Commitment Fees; Other Fees.......................................33
      2.5   Termination or Reduction of Revolving Credit Commitments..........33
      2.6   Swing Line Commitments............................................34
      2.7   Competitive Bid Procedure.........................................39
      2.8   Term Loans........................................................42
      2.9   Term Notes........................................................42
      2.10  Repayment of Loans................................................44
      2.11  Guarantee.........................................................44

SECTION 3.  LETTERS OF CREDIT.................................................47
      3.1   L/C Commitment....................................................47
      3.2   Procedure for Issuance of Letters of Credit.......................48
      3.3   Fees, Commissions and Other Charges...............................48
      3.4   L/C Participations................................................49
      3.5   Reimbursement Obligation of the Borrower..........................50
      3.6   Obligations Absolute..............................................51
      3.7   Letter of Credit Payments.........................................51
      3.8   Application.......................................................51

SECTION 4.  GENERAL PROVISIONS................................................52
      4.1   Interest Rates and Payment Dates..................................52
      4.2   Optional Prepayments..............................................52
      4.3   Mandatory Prepayments and Reduction of Revolving Credit
            Commitments.......................................................53
      4.4   Conversion and Continuation Options...............................56
      4.5   Minimum Amounts and Maximum Number of Tranches....................56
      4.6   Computation of Interest, Fees and Dollar Equivalent Amount........57
      4.7   Inability to Determine Interest Rate..............................58
      4.8   Pro Rata Treatment and Payments...................................58
      4.9   Illegality........................................................60
      4.10  Requirements of Law...............................................61


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      4.11  Taxes.............................................................62
      4.12  Indemnity.........................................................64
      4.13  Change of Lending Office; Replacement of Lenders..................64
      4.14  Borrower Controls on Non-Dollar Indebtedness;
             Calculation of Non-Dollar
             Extensions of Credit; Prepayments................................65

SECTION 5.  REPRESENTATIONS AND WARRANTIES....................................65
      5.1   Financial Condition...............................................65
      5.2   No Change; Solvency...............................................66
      5.3   Corporate Existence; Compliance with Law..........................67
      5.4   Corporate Power; Authorization; Enforceable Obligations...........67
      5.5   No Legal Bar......................................................67
      5.6   No Material Litigation............................................67
      5.7   No Default........................................................68
      5.8   Ownership of Property; Liens......................................68
      5.9   Intellectual Property.............................................68
      5.10  No Burdensome Restrictions........................................68
      5.11  Taxes.............................................................68
      5.12  Federal Regulations...............................................69
      5.13  ERISA.............................................................69
      5.14  Collateral........................................................69
      5.15  Investment Company Act; Other Regulations.........................70
      5.16  Subsidiaries and Joint Ventures...................................70
      5.17  Purpose of Loans..................................................70
      5.18  Environmental Matters.............................................70
      5.19  Regulation H......................................................71
      5.20  No Material Misstatements.........................................71
      5.21  Labor Matters.....................................................72
      5.22  Year 2000.........................................................72

SECTION 6.  CONDITIONS PRECEDENT..............................................72
      6.1   Conditions to Effectiveness.......................................72
      6.2   Conditions to Each Extension of Credit............................75

SECTION 7.  AFFIRMATIVE COVENANTS.............................................76
      7.1   Financial Statements..............................................76
      7.2   Certificates; Other Information...................................77
      7.3   Payment of Obligations............................................78
      7.4   Conduct of Business and Maintenance of Existence..................78
      7.5   Maintenance of Property; Insurance................................79
      7.6   Inspection of Property; Books and Records; Discussions............79
      7.7   Notices...........................................................79
      7.8   Environmental Laws................................................80
      7.9   Further Assurances................................................81
      7.10  Additional Collateral.............................................81


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SECTION 8.  NEGATIVE COVENANTS................................................83
      8.1   Financial Condition Covenants.....................................83
      8.2   Limitation on Indebtedness........................................86
      8.3   Limitation on Liens...............................................87
      8.4   Limitation on Guarantee Obligations...............................90
      8.5   Limitation on Fundamental Changes.................................91
      8.6   Limitation on Sale of Assets......................................91
      8.7   Limitation on Dividends...........................................93
      8.8   Limitation on Capital Expenditures................................93
      8.9   Limitation on Investments, Loans and Advances.....................93
      8.10  Limitation on Optional Payments and Modifications of Debt
            Instruments.......................................................95
      8.11  Limitation on Transactions with Affiliates........................95
      8.12  Limitation on Changes in Fiscal Year..............................96
      8.13  Limitation on Negative Pledge Clauses.............................96
      8.14  Limitation on Lines of Business...................................96
      8.15  Limitations on Currency and Commodity Hedging Transactions........96

SECTION 9.  EVENTS OF DEFAULT.................................................97

SECTION 10. THE MANAGING AGENTS..............................................100
      10.1  Appointment......................................................100
      10.2  Delegation of Duties.............................................101
      10.3  Exculpatory Provisions...........................................101
      10.4  Reliance by Administrative Agent and Other Managing Agents.......101
      10.5  Notice of Default................................................101
      10.6  Non-Reliance on Administrative Agent, Other Managing Agents and
              Other Lenders..................................................102
      10.7  Indemnification..................................................102
      10.8  Administrative Agent and Other Managing Agents in Their
              Individual Capacities..........................................103
      10.9  Successor Administrative Agent...................................103
      10.10 Issuing Lender...................................................103
      10.11 Releases of Guarantees and Collateral............................103
      10.12 Foreign Pledge Agreement.........................................104

SECTION 11. MISCELLANEOUS....................................................104
      11.1  Amendments and Waivers...........................................104
      11.2  Notices..........................................................106
      11.3  No Waiver; Cumulative Remedies...................................107
      11.4  Survival of Representations and Warranties.......................107
      11.5  Payment of Expenses and Taxes....................................107
      11.6  Successors and Assigns; Participations and Assignments...........108
      11.7  Adjustments; Set-off.............................................111
      11.8  Counterparts.....................................................111
      11.9  Severability.....................................................112
      11.10 Integration......................................................112


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      11.11 GOVERNING LAW....................................................112
      11.12 Submission To Jurisdiction; Waivers..............................112
      11.13 Acknowledgments..................................................113
      11.14 WAIVERS OF JURY TRIAL............................................113
      11.15 Confidentiality..................................................113
      11.16 Effect of Amendment and Restatement of the Prior Credit
            Agreement........................................................113
      11.17 Judgment.........................................................114


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SCHEDULES

      A        Commitments and Addresses
      B        Applicable Margin and Applicable Commitment Fee Rate
      C        Available Foreign Currencies
      D        Subsidiary Borrowers
      5.1(a)   1998 Acquisitions
      5.1(b)   Exceptions to GAAP Schedule for CMI
      5.4      Consents
      5.14     Equipment and Inventory of Borrower and Subsidiaries
      5.16     Subsidiaries and Joint Ventures
      8.2(e)   Permitted Indebtedness
      8.3(h)   Permitted Liens
      8.4(a)   Permitted Guarantee Obligations
      8.9(j)   Investment Schedule
      8.10(k)  Investments


EXHIBITS

      A-1      Form of Revolving Credit Note
      A-2      Form of Term Note
      A-3      Form of Swing Line Note
      B-1      Form of Guarantee and Collateral Agreement
      B-2      Form of Fee Mortgage
      B-3      Form of Leasehold Mortgage
      B-4      Form of Copyright, Patent and Trademark Security Agreement
      C        Form of Borrowing Certificate
      D        Form of Opinion of General Counsel to Borrower
      E        Form of U.S. Tax Compliance Certificate
      F        Form of Assignment and Acceptance
      G-1      Form of Competitive Bid Request
      G-2      Form of Competitive Bid Invitation
      G-3      Form of Competitive Bid
      G-4      Form of Competitive Bid Accept/Reject Letter
      H        Form of Subsidiary Borrower Agreement
      I        Form of Subsidiary Borrower Termination
      J        Form of Intercreditor Agreement
      K        Form of Intercreditor/Lien Subordination Agreement
      L        Form of Mexican Stock Pledge Agreement


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                                                                               1


            THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 1999, among HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders and co-lead arranger, CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders and co-lead arranger, MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation, as co-documentation agent for the Lenders, and DRESDNER BANK AG, as co-documentation agent and European Swing Line Administrator for the Lenders.


                              W I T N E S S E T H :

            WHEREAS, the Borrower, the several banks and other financial institutions from time to time parties thereto, Canadian Imperial Bank of Commerce, as administrative agent, Merrill Lynch Capital Corporation, as documentation agent, and Dresdner Bank AG, as European swing line administrator, are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 12, 1998 (the "Prior Credit Agreement"), providing for certain term loans, revolving credit loans and other extensions of credit described therein;

            WHEREAS, the Borrower has requested that the Lenders continue and increase certain commitments, loans and other extensions of credit under the Prior Credit Agreement, in part, to fund the acquisition (the "Acquisition") by the Borrower of all the issued and outstanding capital stock of CMI International, Inc. ("CMI") from the current stockholders thereof for aggregate cash consideration (including the refinancing of existing indebtedness of CMI) of approximately $605,000,000;

            WHEREAS, in connection with the Acquisition, (i) the Borrower will obtain the credit facilities provided for herein, (ii) each of the Borrower's and CMI's existing senior secured credit facilities and certain of CMI's other outstanding indebtedness (the "Refinanced Debt") will be continued or refinanced and (iii) the Borrower will pay fees and expenses in connection with the foregoing (the Acquisition and the foregoing transactions are collectively referred to herein as the "Transactions");

            WHEREAS, the Lenders are willing (a) to provide a senior secured revolving credit facility in an aggregate principal amount of $650,000,000, of which up to $100,000,000 will be available in certain currencies (including euro units) other than U.S. dollars, up to $130,000,000 will be available in the form of letters of credit, up to $75,000,000 will be available pursuant to a competitive bid facility and up to $100,000,000 will be available pursuant to a swing line facility and (b) to make term loans in an aggregate principal amount of
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                                                                               2


$450,000,000, of which up to the dollar equivalent amount of $100,000,000 may be denominated in Deutschemarks or euro units upon the terms and subject to the conditions set forth herein;

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that, effective on the Closing Date, the Prior Credit Agreement shall be amended and restated to read in its entirety as follows:


                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to the singular and plural forms thereof):

            "ABR Loans": Loans the rate of interest applicable to which is based upon the CIBC Alternate Base Rate.

            "Acquisition": as defined in the recitals hereto.

            "Administrative Agent": CIBC, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

            "Adjustment Date": the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Outstanding Revolving Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum (calculated in accordance with subsection 4.6(b)) of (a) the aggregate principal Dollar Equivalent Amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Dollar Equivalent Amount of the L/C Obligations then outstanding and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal Dollar Equivalent Amount of (I) the Competitive Loans then outstanding and (II) the Swing Line Loans (including Foreign Currency Swing Line Commitments as provided for in subsection 2.6(b)) then outstanding.
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            "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the sum (calculated in accordance with subsection 4.6(b)) of the Dollar Equivalent Amount of (a) the aggregate then outstanding principal amount of Revolving Credit Loans, (b) the aggregate then outstanding L/C Obligations in respect of Letters of Credit, (c) the aggregate then outstanding principal amount of Swing Line Loans (including Foreign Currency Swing Line Commitments as provided for in subsection 2.6(b)) and
      (d) the aggregate then outstanding principal amount of Competitive Loans.

            "Agreement": this Third Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Commitment Fee Rate": during the period from the Closing Date until the first Adjustment Date, the Applicable Commitment Fee Rate shall equal 0.425%; on the first Adjustment Date and on each Adjustment Date to occur thereafter the Applicable Commitment Fee Rate will be adjusted to the applicable rate per annum set forth under the heading "Applicable Commitment Fee Rate" on Schedule B which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided, further, that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or (b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                  (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Commitment Fee Rate during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Commitment Fee Rate as so increased;

                  (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Commitment Fee Rate shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                  (c) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon
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                                                                               4


            which such financial statements and Compliance Certificate actually are delivered, the Applicable Commitment Fee Rate shall be 0.50% per annum.

            "Applicable Margin": as applied to a given Type of Loan, the rate per annum determined as follows: during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of ABR Loans shall be .50% per annum, and the Applicable Margin in respect of Eurocurrency Loans shall be 2.00% per annum in respect of Revolving Credit Loans and Term Loans; and on the first Adjustment Date and on each Adjustment Date to occur thereafter the Applicable Margin will be adjusted to the applicable rate per annum set forth under the heading "Applicable Margin" on Schedule B which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                  (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of the Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                  (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                  (c) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, in respect of ABR Loans shall be 1.00% per annum and in respect of Eurocurrency Loans shall be 2.50% per annum.

            "Arrangers": CIBC and Credit Suisse First Boston, as arrangers of the credit facilities provided for herein.
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                                                                               5


            "Assignee": as defined in subsection 11.6(c).

            "Available Foreign Currencies": the currencies set forth on Schedule C, and any other available and freely convertible non-Dollar currency selected by the Borrower and approved in writing by the Administrative Agent and the Majority Revolving Credit Lenders (or in the case of Foreign Currency Swing Line Loans, only the applicable Foreign Currency Swing Line Lender).

            "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) such Revolving Credit Lender's Aggregate Outstanding Revolving Credit, provided that for purposes of calculating Available Revolving Credit Commitments under subsection 2.4(a) it shall be assumed that no Swing Line Loans and no Competitive Loans are then outstanding and that no Foreign Currency Swing Line Commitments have been extended; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

            "Board": the Board of Governors of the Federal Reserve System or any successor thereto.

            "Borrower": as defined in the preamble hereto; provided that, where the term "Borrower" is used in any context that provides for more than one Borrower, it is understood that such reference shall include each Person included in the term "Borrowers".

            "Borrower Guarantee": the Guarantee provided by the Borrower in subsection 2.11, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Notes": the 9-1/4% Senior Notes of the Borrower due November 15, 2002, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "Borrowers": collectively, the Borrower and any Subsidiary Borrower.

            "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.6, 2.7, 2.9 or 3.2 as a date on which the Borrower requests that Loans be made hereunder or an Issuing Lender to issue a Letter of Credit hereunder.

            "Business Day": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of an Available Foreign Currency or any other dealing in an Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Available Foreign Currency, (b) when such term is used to describe a day on which a request is to be made to an Issuing Lender for issuance of a Letter of Credit or on which a Letter of Credit is to be issued, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the city in which such Issuing Lender's issuing office is located are authorized or required by law to close, (c) when such term is used in any context in this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (d) when such term is used in relation to any matter relating to euros or euro units, such term shall mean a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is operating.

            "Capital Expenditure": as defined in subsection 8.8.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits and demand deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) deposits, obligations or securities of the type and maturity described in clauses (b) through (f) above of foreign obligors, which deposits, obligations or securities or obligors (or the parent entities of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) deposits, obligations or securities of the type and maturity described in clauses (b) through (f) above of foreign obligors (or the parent entities of such obligors), which deposits, obligations or securities or obligors (or the parent entities of such obligors) do not have the ratings described in such clauses or in clause (g)(ii) but which are comparable in investment quality to such deposits, obligations or securities or obligors (or the parent entities of such obligors), as the case may be, or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "C/D Published Moving Rate": on any particular date, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly for the three-week period ending on the previous Friday by the Administrative Agent on the basis of:

                  (a) such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the C/D Quoted
            Rate); or

                  (b) if such publication shall be suspended or terminated, the
            C/D Quoted Rate determined by the Administrative Agent on the basis of quotations for such rates by the Administrative Agent.

            "C/D Quoted Rate": relative to any determination of the C/D Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Administrative Agent to be the sum (rounded upward to the nearest 1/16th of 1%) of:

                  (a) the rate obtained by dividing (i) the average (rounded upward to the nearest 1/16th of 1%) of the bid rates quoted to the Administrative Agent, in CIBC's secondary market at approximately 10:00 A.M., New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Administrative Agent in its reasonable discretion for the purchase at face value of three-month certificates of deposit of CIBC in an amount approximately equal or comparable to the amount of CIBC's portion of the Loans outstanding hereunder with respect to which the C/D Quoted Rate is being determined by (ii) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States; and

                  (b) the daily average during such period of the net annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by CIBC to the Federal Deposit Insurance Corporation for insuring Dollar deposits of CIBC in the United States.

            "Change of Control": any of the following events: (a) at any time prior to the occurrence of (i) the "senior secured bank loan rating" of the Borrower achieving a rating of an equivalent of at least BBB- by S&P and a rating of an equivalent of at least Baa3 by Moody's, (ii) the Leverage Ratio as of the end of the most recently ended fiscal quarter of the Borrower not being greater than 3.50 to 1.00, as determined from the financial statements and shown on the Compliance Certificate delivered for such fiscal quarter pursuant to subsection 7.1(a) or 7.1(b), as applicable, and subsection 7.2(b), respectively, or (iii) at least 17.5% in the aggregate of the Borrower's outstanding common stock, determined on a fully diluted basis, shall have been issued pursuant to one or more public offerings, JLL and its Affiliates are the beneficial owners (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 10% of the outstanding common stock of the Borrower, determined on a fully diluted basis; (b) at any time, any Person (including such Person's Affiliates and associates), other than the New Borrower Investors or any underwriter of a public offering of the Borrower's common stock, is the beneficial owner of more than 30% of the total voting power of the outstanding common stock of the Borrower, determined on a fully diluted basis, and the New Borrower Investors are in the aggregate the beneficial owner of a lesser percentage of the total voting power of the outstanding common stock of the Borrower, determined on a fully diluted basis, than such other Person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower has been approved by 66-2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Borrower; or (d) a "Change of Control" as defined in any of the Senior Subordinated Note Indentures shall have occurred.

            "CIBC": Canadian Imperial Bank of Commerce, a Canadian-chartered bank, acting through its New York Agency.

            "CIBC Alternate Base Rate": on any particular date, a rate of interest per annum equal to the highest of:

                  (a) the rate of interest most recently announced by CIBC as its base rate (the "CIBC Prime Rate");

                  (b) the Federal Funds Rate for such date plus 1/2 of 1%; and

                  (c) the CD Published Moving Rate most recently determined by
            CIBC plus 1%.

      The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

            "Clean-Down Amount":  $300,000,000.

            "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

            "CMI": as defined in the recitals hereto.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agents": Merrill Lynch and Dresdner Bank AG, as co-documentation agents for the Lenders under this Agreement and the other Loan Documents.

            "Collateral": all assets (including assets constituting shares of Capital Stock) of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitments": collectively, the Revolving Credit Commitments, the Dollar Swing Line Commitment, the L/C Commitment and the Term Loan Commitments; individually, a "Commitment".

            "Commitment Percentage": as to any Lender, prior to the Closing Date, the percentage of the aggregate Revolving Credit Commitments and the Term Loan Commitments constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment, or following the Closing Date, the percentage representing a fraction the numerator of which is the sum of
      (i) the aggregate principal amount of such Lender's Term Loans then outstanding plus (ii) the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) such Lender's Revolving Commitment Percentage of all L/C Obligations and Swing Line Loans then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations and Swing Line Loans then outstanding).

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Competitive Bid": an offer by a Lender to make a Competitive Loan pursuant to subsection 2.7 in the form of Exhibit G-3.

            "Competitive Bid Accept/Reject Letter: a notification made by the Borrower pursuant to subsection 2.7(d) in the form of Exhibit G-4.

            "Competitive Bid Rate": as to any Competitive Bid made by a Lender pursuant to subsection 2.7(b), (a) in the case of a Eurocurrency Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

            "Competitive Bid Request": a request made pursuant to subsection 2.7 in the form of Exhibit G-1.

            "Competitive Loan": a Loan from a Lender to the Borrower pursuant to the bidding procedure described in subsection 2.7. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

            "Competitive Note": as defined in subsection 2.7(h).

            "Compliance Certificate": as defined in subsection 7.2(b).

            "Consolidated": when used in connection with any financial statements required to be delivered pursuant to subsection 7.1, means such term as it applies to the Borrower and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

            "Consolidating": when used in connection with any financial statements required to be delivered pursuant to subsection 7.1, means such term as it applies to the individual business segments of the Borrower and its Subsidiaries on a stand-alone basis.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Copyright, Patent and Trademark Security Agreement": the Third Amended and Restated Copyright, Patent and Trademark Security Agreement to be executed and delivered by the Borrower and certain Domestic Subsidiaries of the Borrower, substantially in the form of Exhibit B-4, as the same may be amended, supplemented or otherwise modified from time to time.

            "Currency" or "Currencies": collectively, Dollars and Available Foreign Currencies.

            "Current Assets": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all assets of the Borrower and its Subsidiaries on such date which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower as "current assets".

            "Current Liabilities": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all liabilities of the Borrower and its Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower as "current liabilities".

            "December 1998 Senior Subordinated Notes": the Senior Subordinated Notes due 2008 of the Borrower in an aggregate principal amount of $250,000,000 issued pursuant to the December 1998 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "December 1998 Senior Subordinated Notes Indenture": the Indenture dated as of December 14, 1998 between the Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Dollar Equivalent Amount": with respect to (i) any amount of any currency other than Dollars on any date, the equivalent amount in Dollars of such amount of currency as determined by the Administrative Agent in accordance with subsection 4.6(b) using the applicable Exchange Rate and
      (ii) any amount in Dollars, such amount.

            "Dollar Indebtedness": at any time, any Indebtedness then denominated in Dollars.

            "Dollar Letters of Credit": at any time, all Letters of Credit then denominated in Dollars.

            "Dollar Refunding Amount": as defined in subsection 2.6(e)(i).

            "Dollar Revolving Credit Loans": Revolving Credit Loans denominated in Dollars.

            "Dollar Term Loans": Term Loans denominated in Dollars.

            "Dollar Swing Line Commitment": the Dollar Swing Line Lender's obligation to make Dollar Swing Line Loans pursuant to subsection 2.6(a) in an aggregate principal amount not to exceed $100,000,000 at any time.

            "Dollar Swing Line Lender": Dresdner Bank AG, in its capacity as provider of Dollar Swing Line Loans.

            "Dollar Swing Line Loans": as such term is defined in subsection 2.6(a).

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Subsidiary": any Subsidiary organized under the laws of any jurisdiction within the United States.

            "EBITDA": for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of (without duplication) (a) Net Income for such period, plus (b) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales or other dispositions of assets permitted under subsection 8.6, plus (c) Interest Expense for such period, plus (d) depreciation for such period, plus (e) amortization for such period, plus
      (f) any other non-cash items (including minority interests) reducing Net Income for such period, plus (g) restructuring charges and costs (whether cash or non-cash) for such period to the extent not added back to Net Income, plus (h) amortization of deferred financing costs and expenses for such period, plus (i) for any period from January 31, 1998 through July 31, 1999, up to $5,000,000 of losses incurred by a joint venture owned in part by the Borrower or a Subsidiary which joint venture becomes a Subsidiary during such period minus (j) all non-cash items increasing Net Income for such period.

            For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or Person or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration (including the assumption of debt) by the Borrower and its Subsidiaries in excess of $5,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

            For purposes of calculating EBITDA for any period of four consecutive fiscal quarters that commences prior to the Closing Date, the Borrower may exclude certain expenses incurred by CMI and its Subsidiaries prior to the Closing Date that are not reasonably expected to continue after the Closing Date and that resulted from payments by them to affiliates of CMI not being acquired by the Borrower as part of the Acquisition.

            "EMU legislation": legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency

      (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

            "Environmental Costs": any and all costs or expenses (including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

            "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

            "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "euro": the single currency of participating member states of the European Union.

            "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in the applicable Currency with a term comparable to such Interest Period that appears on the Dow Jones Market Service British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided that if there shall at any time no longer exist a Dow Jones Market Service British Bankers Assoc. Interest Settlement Rates Page, "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which CIBC is offered deposits in the applicable Currency at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such

      Interest Period. "Dow Jones Market Service British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 (or Page 3740 in the case of French Francs, U.K. Pounds Sterling and Deutschemarks) on the Dow Jones Market Service System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which deposits in the applicable Currency are offered by leading banks in the London interbank deposit market). If the Administrative Agent determines that there is no Eurocurrency Base Rate displayed on the screen for deposits denominated in the national currency unit in which any Loans are denominated, the Eurocurrency Base Rate for such Loans shall be based upon the rate displayed on the screen for the offering of deposits denominated in euro units.

            "Eurocurrency Competitive Loan": any Competitive Loan bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of subsection 2.7.

            "Eurocurrency Loan": any Eurocurrency Competitive Loan or Eurocurrency Standby Loan.

            "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                      ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurocurrency Revolving Credit Loan": any Revolving Credit Loan (other than a Competitive Loan) bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of subsection 4.1(a).

            "Eurocurrency Standby Loan": any Loan (other than a Competitive
      Loan) bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of subsection 4.1(a).

            "European Swing Line Administrator": Dresdner Bank AG.

            "euro unit ": the currency unit of the euro.

            "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess Cash Flow": with respect to any fiscal year of the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to (a) Net Income for such fiscal year, plus (b) amortization and depreciation for such fiscal year, plus (c) extraordinary or non-recurring losses for such fiscal year, minus (d) extraordinary or non-recurring gains for such fiscal year, minus (e) Capital Expenditures made in accordance with subsection 8.8 during such fiscal year, minus (f) payments of principal on Indebtedness resulting in a permanent reduction of such Indebtedness made during such fiscal year, minus (g) amounts arising from sales of assets permitted by subsection 8.6 during such fiscal year to the extent included in Net Income and paid to the Lenders as a mandatory prepayment pursuant to subsection 4.3(c), minus (h) Investments made in accordance with subsections 8.9(c) and (g) during such fiscal year, minus (i) plant closing and restructuring costs and charges during such fiscal year, minus
      (j) pension plan expense to the extent not reducing Net Income for such fiscal year, minus (k) increases in Working Capital for such fiscal year, plus (l) decreases in Working Capital for such fiscal year in excess of $40,000,000.

            "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Rate": with respect to any currency other than Dollars on any date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 A.M. New York City time on such date. In the event that such rate does not appear on any such Reuters page, the "Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. local time at such date for the purchase of Dollars with such currency for delivery two Business Days later; provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

            "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M. New York City time on such day (or if such day is not a Business Day, for the next preceding Business Day).

            "Fee Letter": the Fee Letter dated as of December 16, 1998 among CIBC, Credit Suisse First Boston and the Borrower, as amended, supplemented or otherwise modified from time to time.

            "Fee Mortgages": the Fee Mortgages executed and delivered by the Borrower and certain Domestic Subsidiaries, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Fixed Charge Coverage Ratio": as of the end of each fiscal quarter of the Borrower, for the twelve month period ending on such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period, minus an amount equal to the Capital Expenditures for the applicable period, provided that for any period from January 31, 1998 through July 31, 1999 up to $5,000,000 of Capital Expenditures made by a joint venture owned in part by the Borrower or a Subsidiary which joint venture becomes a Subsidiary during such period shall be excluded from such amount to (b) the sum of (i) cash Interest Expense for the applicable period, plus (ii) scheduled payments of principal on the Term Loans for the applicable period.

            "Fixed Rate Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

            "Foreign Currency Competitive Loans": Competitive Loans demonstrated in a Currency other than Dollars.

            "Foreign Currency Letters of Credit": at any time, all Letters of Credit then denominated in an Available Foreign Currency.

            "Foreign Currency Revolving Credit Loans": at any time, all Revolving Credit Loans then denominated in an Available Foreign Currency.

            "Foreign Currency Subfacility Amount": $100,000,000 or, if less, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Foreign Currency Sublimit Outstandings": at any time, the sum, without duplication, of the Dollar Equivalent Amount of (a) the aggregate then outstanding principal amount of Foreign Currency Revolving Credit Loans, (b) the aggregate then outstanding principal amount of Foreign Currency Competitive Loans and (c) the aggregate then outstanding amount of L/C Obligations in respect of Foreign Currency Letters of Credit.

            "Foreign Currency Swing Line Commitment": as defined in subsection 2.6(b).

            "Foreign Currency Swing Line Lender": the European Swing Line Administrator (including any branch or affiliate thereof) and any other Lender (including CIBC) that, with the consent of the Borrower and the Administrative Agent, agrees to make Foreign Currency Swing Line Loans hereunder, in its capacity as a provider of such Foreign Currency Swing Line Loans.

            "Foreign Currency Swing Line Loan Agreement": as defined in subsection 2.6(b).

            "Foreign Currency Swing Line Loans": as defined in subsection
      2.6(b).

            "Foreign Currency Swing Line Subfacility Amount": $100,000,000.

            "Foreign Stock Pledge Agreements": collectively, the Mexican Stock Pledge Agreement and each of the other Stock Pledge Agreements executed and delivered by the Borrower and certain of its Domestic Subsidiaries in connection with the Initial Credit Agreement, the Prior Credit Agreement or this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States.

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation (the "Current Portion of Funded Debt") and, in the case of the Borrower, Indebtedness in respect of the Loans.

            "GAAP": generally accepted accounting principles in the United States consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1; provided that for purposes of subsection 7.1 GAAP shall mean generally accepted accounting principles in the United States as in effect at the time of the applicable financial statements.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, any central bank) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of subsections 4.9, 4.10 and 11.15, the term "Governmental Authority" shall be deemed to include, without limitation, the National Association of Insurance Commissioners.

            "Guarantee": as defined in the definition of "Guarantor."

            "Guarantee and Collateral Agreement": the Third Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each of its material Domestic Subsidiaries, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantor": any Person which is now or hereafter a party to (a) the Guarantee and Collateral Agreement or (b) any other guarantee (a "Guarantee") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents, including, without limitation, any guarantee delivered pursuant to subsection 7.10.

            "Guarantor Subsidiaries": each of the Guarantors that is a Subsidiary of the Borrower.

            "HLI Sub": HL Holding Germany GmbH, a limited liability company under the laws of the Federal Republic of Germany.

            "IKB": IKB Deutsche Industriebank.

            "Indebtedness": at any date, an amount equal to (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
      (e) for purposes of subsections 8.2 and Section 9(e), all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate, currency, commodity or other hedging arrangement, (f) all liabilities of another Person secured by any Lien on any property owned by such Person whether or not such Person has assumed or otherwise become liable for the payment thereof and (g) the net investment paid by the purchasers to the Borrower or any Subsidiary under a Permitted Receivables Financing.

            "Initial Credit Agreement": the Credit Agreement, dated as of June 27, 1996, among the Borrower, the several banks and other financial institutions from time to time parties thereto, Canadian Imperial Bank of Commerce, as administrative agent, and Merrill Lynch Capital Corporation, as documentation agent.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intercreditor Agreement": the Intercreditor Agreement dated as of April 30, 1998, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

            "Intercreditor/Lien Subordination Agreement": the Intercreditor and Lien Subordination Agreement dated as of September 30, 1998, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

            "Interest Coverage Ratio": as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of
      (a) EBITDA for the applicable period to (b) cash Interest Expense for the applicable period.

            "Interest Expense": for any period and without duplication, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) the aggregate amount of interest which would be set forth opposite the caption "interest expense" or any like caption on an income statement for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, for such period plus, to the extent not included in such interest, (i) imputed interest included in Financing Leases for such period, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing permitted by subsection 8.2 for such period; (iii) the net payments made in connection with Interest Rate Protection Agreements for such period,
      (iv) the interest portion of any deferred payment obligation for such period, (v) amortization of discount or premium, if any, for such period,
      (vi) all other non-cash interest expense (other than interest amortized to cost of sales) for such period, (vii) all net capitalized interest for such period and (viii) all interest paid under any Guarantee Obligation, minus (b) net payments received in connection with Interest Rate Protection Agreements for such period, minus (c) amortization of deferred financing costs and expenses for such period.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each April, July, October and January, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurocurrency Loan having an Interest Period longer than three months or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day which is three months or 90 days, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period": (a) with respect to any Eurocurrency Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto and (b) with respect to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans were extended, which shall not be earlier than seven days after the date of such Loan or later than 360 days after the date of such Loan;

      provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond (a)
            the Revolving Credit Commitment Termination Date (in the case of Revolving Credit Loans) shall end on the Revolving Credit Commitment Termination Date, or (b) the Term Loan Maturity Date (in the case of the Term Loans) shall end on the Term Loan Maturity Date;

                  (3) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan during an Interest Period for such Loan.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary after the Closing Date.

            "Investment": as defined in subsection 8.9.

            "Issuing Lender": CIBC or any of its affiliates, and any other Lender appointed by the Borrower and CIBC, with the consent of such Lender, in its capacity as issuer of Letters of Credit hereunder.

            "JLL": Joseph Littlejohn & Levy Fund II, L.P., a Delaware limited partnership, or any other fund controlled by Joseph, Littlejohn & Levy.

            "July 1996 Senior Subordinated Notes": the Senior Subordinated Notes due 2006 of the Borrower in an aggregate principal amount of $250,000,000 issued pursuant to the July 1996 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "July 1996 Senior Subordinated Notes Indenture": the Indenture dated as of June 27, 1996 between the Borrower and First Trust National Association as successor to Comerica Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "July 1997 Senior Subordinated Notes": the Senior Subordinated Notes due 2007 of the Borrower in an aggregate principal amount of $150,000,000 issued pursuant to the July 1997 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "July 1997 Senior Subordinated Notes Indenture": the Indenture dated as of July 22, 1997 between the Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "June 1997 Senior Subordinated Notes": the Senior Subordinated Notes due 2007 of the Borrower in an aggregate principal amount of $250,000,000 issued pursuant to the June 1997 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "June 1997 Senior Subordinated Notes Indenture": the Indenture dated as of June 30, 1997 between the Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

            "L/C Commitment": $130,000,000.

            "L/C Fee Payment Date": the last day of each April, July, October and January.

            "L/C Obligations": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to subsection 3.5.

            "L/C Participants": with respect to any Letter of Credit, collectively, all the Revolving Credit Lenders other than the Issuing Lender with respect thereto.

            "L/C Participating Interest": with respect to any Letter of Credit
      (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

            "Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to leases (other than Financing Leases) of real and personal property.

            "Leasehold Mortgages": the Leasehold Mortgages executed and delivered by the Borrower and certain Domestic Subsidiaries of the Borrower, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "Lemmerz": Lemmerz Holding GmbH.

            "Lemmerz Shareholders": Marianne Lemmerz, Inge Kruge-Pressl, Renate Kukwa-Lemmerz and Horst Kukwa-Lemmerz.

            "Lenders": as defined in the preamble hereto and including, without limitation, the Dollar Swing Line Lender, the Foreign Currency Swing Line Lenders and each Issuing Lender.

            "Letters of Credit": as defined in subsection 3.1.

            "Letter of Credit Application": an application in such form as the applicable Issuing Lender may specify from time to time requesting such Issuing Lender to open a Letter of Credit.

            "Leverage Ratio": as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date (provided that, for purposes of this definition, Total Indebtedness shall include Indebtedness described in clause (g) of the definition of such term only to the extent that the aggregate Dollar Equivalent Amount thereof exceeds $250,000,000) to (b) EBITDA for the twelve month period ending on such date.

            "Lien": any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, any Notes, any Letter of Credit Applications, any Letters of Credit, any Foreign Currency Swing Line Loan Agreement (and any documents or agreements executed in connection therewith), the Security Documents and any Guarantees.

            "Loan Parties": the Borrowers and each Subsidiary which is a party to a Loan Document, individually, a "Loan Party".

            "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

            "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

            "Majority Revolving Credit Lenders": Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

            "Managing Agents": collectively, the Administrative Agent, Syndication Agent and the Co- Documentation Agents.

            "Margin": as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to, or subtracted from, the Eurocurrency Rate to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

            "Merrill Lynch": Merrill Lynch Capital Corporation.

            "Mexican Stock Pledge Agreement": the Pledge Agreement made by CMI-Texas, Inc. in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

            "Moody's": as defined in the definition of "Cash Equivalents."

            "Mortgages": collectively, the Fee Mortgages and the Leasehold Mortgages.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "national currency unit": the unit of currency (other than a euro unit) of a participating member state.

            "Net Cash Proceeds": (a) with respect to any sale or other disposition of assets by the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such sale or other disposition, (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter and (iii) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Borrower or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement and any Notes) in connection with such sale or other disposition; and

            (b) with respect to any issuance, sale or other disposition of any debt security by the Borrower or any of its Subsidiaries (other than to the Borrower or any of its Subsidiaries), the net amount equal to the aggregate amount received in cash in connection with such issuance, sale or other disposition minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such issuance, sale or other disposition and
      (ii) federal, state and local taxes incurred in connection with such issuance, sale or other disposition, whether payable at such time or thereafter.

            "Net Income": for any period, the aggregate of the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, for such period; provided that there shall be excluded from Net Income (a) the net income of a Person whose net income is not consolidated with the Borrower's under GAAP (other than the amount of dividends and other distributions paid or made by such Person to the Borrower or any of its Subsidiaries during such period), (b) the net income of any Person for such period acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net gain or loss for such period (net of the related tax effect thereof) resulting from any sale or other disposition of assets or any sale or other disposition of any Capital Stock of any Person by the Borrower or any of its Subsidiaries, in each case, other than in the ordinary course of business and permitted by subsection 8.6, (d) extraordinary gains and losses for such period (net of the related tax effect thereof), (e) non-recurring gains and losses for such period (net of the related tax effect thereof) and (f) cash returns on or on account of Investments permitted under subsection 8.9(g); provided that there shall be added back to Net Income non-cash restructuring charges deducted in calculating Net Income for such period.

            "New Borrower Investors": JLL, CIBC WG Argosy Merchant Fund 2, L.L.C., TSG Capital Fund II, L.P., Tri-Links Investment Trust, Chase Equity Associates, L.P., the Lemmerz Shareholders and their respective Affiliates.

            "Non-Dollar Indebtedness": at any time, all Indebtedness of the Borrower and its Subsidiaries then denominated in a currency other than Dollars.

            "Non-Excluded Taxes": as defined in subsection 4.11.

            "Non-Guarantor Subsidiary": any Subsidiary that is not a Guarantor Subsidiary.

            "Notes": collectively, the Revolving Credit Notes, the Swing Line Note, the Term Notes and the Competitive Notes, if any.

            "Notice of Foreign Currency Swing Line Refunding": as defined in subsection 2.6(e)(i).

            "Obligations": as defined in the Guarantee and Collateral Agreement.

            "Participant": as defined in subsection 11.6(b).

            "participating member state ": each state so described in any EMU legislation.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "PBGC Agreement": the Hayes Wheels Int'l Inc. - PBGC Agreement dated July 2, 1996 between the Borrower and the PBGC with respect to, among other things, the funding levels of certain pension plans of the Borrower and Hayes Lemmerz International -- Ohio, Inc., an Ohio corporation.

            "Permitted Hedging Arrangement": as defined in subsection 8.15.

            "Permitted Receivables Financing": a receivables financing transaction financed in Dollars or in a currency other than Dollars on terms and conditions that are similar to and no less favorable in any material respects to the Lenders and the Borrower than the terms of the receivables financing transaction entered into by the Borrower on April 30, 1998.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Prior Credit Agreement": as defined in the recitals hereto.

            "Refunded Dollar Swing Line Loans": as defined in subsection 2.6(d)(i).

            "Register": as defined in subsection 11.6(d).

            "Refinanced Debt": as defined in the recitals hereto.

            "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lenders pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
      Section 2615.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, the president and the general counsel of the Borrower or, with respect to financial matters, the chief financial officer and the treasurer of the Borrower.

            "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or make or participate in Swing Line Loans made to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Revolving Credit Lender's name in Schedule A opposite the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

            "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of the Dollar Equivalent Amount of (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's interests in the aggregate L/C Obligations and Swing Line Loans then outstanding then constitutes of (ii) the sum of the Dollar Equivalent Amount of (a) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (b) the aggregate L/C Obligations and Swing Line Loans then outstanding).

            "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

            "Revolving Credit Commitment Termination Date": the earlier of (a) February 15, 2005 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

            "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or L/C Participating Interests hereunder.

            "Revolving Credit Loans": as defined in subsection 2.1.

            "Revolving Credit Note":  as defined in subsection 2.2.

            "Securities Act": the Securities Act of 1933, as amended from time to time.

            "Security Documents": collectively, the Guarantee and Collateral Agreement, the Borrower Guarantee, the Foreign Stock Pledge Agreements, the Copyright, Patent and Trademark Security Agreement, the Fee Mortgages and the Leasehold Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

            "Senior Subordinated Note Indentures": collectively, the July 1996 Senior Subordinated Notes Indenture, the June 1997 Senior Subordinated Notes Indenture, the July 1997 Senior Subordinated Notes Indenture, the December 1998 Senior Subordinated Notes Indenture and any indenture pursuant to which the senior subordinated notes permitted by subsection 8.2(k) are issued.

            "Senior Subordinated Notes": collectively, the July 1996 Senior Subordinated Notes, the June 1997 Senior Subordinated Notes, the July 1997 Senior Subordinated Notes, the December 1998 Senior Subordinated Notes and any other senior subordinated notes permitted by subsection 8.2(k).

            "Short-Term Indebtedness ": all Indebtedness other than (a) Funded Debt and (b) the Current Portion of Funded Debt.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Specified Assets": those assets specified in the letter, dated as of the date hereof, from the Borrower to the Administrative Agent identifying certain assets of the Borrower and its Subsidiaries which the Borrower proposes to sell.

            "S&P": as defined in the definition of "Cash Equivalents."

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity ("Voting Stock") are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Borrower": at any time, any Wholly Owned Subsidiary (or Kalyani Lemmerz Ltd so long as the Borrower and its Subsidiaries own at least 85% of the Capital Stock of such entity) of the Borrower designated as a Subsidiary Borrower by the Borrower and consented to by the European Swing Line Administrator pursuant to subsection 2.6(g) that has not ceased to be a Subsidiary Borrower pursuant to subsection 2.6(g); the Subsidiary Borrowers as of the Closing Date are set forth on Schedule D.

            "Subsidiary Borrower Agreement": a Subsidiary Borrower Agreement substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiary Borrower Obligations": collectively, the obligations of each of the Subsidiary Borrowers to make due and punctual payment of principal of, and interest on (including post-petition interest, whether or not allowed), the Foreign Currency Swing Line Loans made to it and all other monetary obligations of each of the Subsidiary Borrowers to the Managing Agents, the European Swing Line Administrator or any Lender under this Agreement or any other Loan Document.

            "Subsidiary Borrower Termination": a Subsidiary Borrower Termination substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

            "Syndication Agent": Credit Suisse First Boston, as syndication agent for the Lenders.

            "Swing Line Loans": collectively, Dollar Swing Line Loans and Foreign Currency Swing Line Loans.

            "Swing Line Note": as defined in subsection 2.6(c).

            "Swing Line Lenders": collectively, the Dollar Swing Line Lender and the Foreign Currency Swing Line Lenders.

            "Term Loan": as defined in subsection 2.8.

            "Term Loan Commitment": as to any Term Loan Lender, its obligation to make a Term Loan to the Borrower in Deutschemarks or euro units pursuant to subsection 2.8 in a Dollar Equivalent Amount equal to the amount set forth opposite such Term Loan Lender's name in Schedule A under the heading "Term Loan Commitment", collectively, the "Term Loan Commitments".

            "Term Loan Commitment Percentage": as to any Term Loan Lender, the percentage of the aggregate outstanding Term Loans of all the Term Loan Lenders constituted by such Term Loan Lender's Term Loan.

            "Term Loan Lender": any Lender that holds outstanding Term Loans.

            "Term Loan Maturity Date": February 15, 2005.

            "Term Note": as defined in subsection 2.9(a).

            "Total Indebtedness": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all Indebtedness of the Borrower and its Subsidiaries on such date other than Indebtedness permitted by subsection 8.2(j).

            "Tranche": collectively, Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transactions": as defined in the recitals hereto.

            "Transferee": as defined in subsection 11.6(f).

            "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, or, with respect to standby letters of credit, the International Standby Practices (1999), International Chamber of Commerce Publication No. 590, as the same may be amended from time to time.

            "United States": the United States of America.

            "Wholly Owned Subsidiary": means any Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares held pursuant to similar requirements of law in respect of Foreign Subsidiaries, other than shares of Lemmerz representing not more than .01% of the voting securities thereof and other than shares of Borlem representing not more than 1% of the voting securities thereof) of which are owned, directly or indirectly, by the Borrower.

            "Working Capital": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the Current Assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on such date, minus the Current Liabilities (other than the current portion of long term Indebtedness and short term Indebtedness of Foreign Subsidiaries) of the Borrower and its Subsidiaries on such date.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined
in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

            SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to continue or make revolving credit loans (each a "Revolving Credit Loan", collectively, "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in Dollars and/or one or more Available Foreign Currencies so long as after giving effect thereto (i) the Available Revolving Credit Commitment of such Revolving Credit Lender would not be less than zero,
(ii) the Aggregate Revolving Credit Outstandings would not exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders, and (iii) the then Dollar Equivalent Amount of the Foreign Currency Sublimit Outstandings would not exceed the Foreign Currency Subfacility Amount. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, provided that the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) at any time during any consecutive thirty day period during each fiscal year of the Borrower (such thirty day period during each fiscal year to be selected by the Borrower) may in no event exceed the Clean-Down Amount (as certified to the Administrative Agent pursuant to subsection 7.2(b)(iv)).

            (b) The Revolving Credit Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans (in the case of Dollar Revolving Credit Loans only) or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 4.4, provided that no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Commitment Termination Date.

            2.2 Revolving Credit Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's

Revolving Credit Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth under such Lender's name in Schedule A opposite the heading "Revolving Credit Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

            2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) four Business Days (or three Business Days if the Revolving Credit Loans requested are to be denominated in Dollars) prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof,
(iv) the applicable Currency and (v) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amount of such Type of Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the aggregate Available Revolving Credit Commitments then in effect are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, an amount the then Dollar Equivalent Amount of which is $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified from time to time by the Administrative Agent prior to (i) in the case of borrowings in Dollars, 1:00 P.M., New York City time or (ii) in the case of borrowings in Available Foreign Currencies, 10:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in the requested Currency in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower as previously specified in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.4 Commitment Fees; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the Applicable Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each

April, July, October and January and on the Revolving Credit Commitment Termination Date, commencing on the first of such days to occur after the Closing Date.

            (b) The Borrower shall pay to the Managing Agents and the Lenders the amounts set forth in the Fee Letter on the dates provided for therein.

            2.5 Termination or Reduction of Revolving Credit Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans, the Swing Line Loans and the Competitive Loans (to the extent permitted by the applicable Lender) made on the effective date thereof, (i) the Available Revolving Credit Commitment of each Revolving Credit Lender would be less than zero, (ii) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders or (iii) the then Dollar Equivalent Amount of the Foreign Currency Sublimit Outstandings would exceed the Foreign Currency Subfacility Amount. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

            (b) The Revolving Credit Commitments shall be automatically reduced in connection with any reductions of the Revolving Credit Commitments in accordance with subsection 4.3(e). Any such reduction shall reduce permanently the Revolving Credit Commitments then in effect.

            2.6 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Dollar Swing Line Lender agrees to make swing line loans denominated in Dollars ("Dollar Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to the Dollar Equivalent Amount of then outstanding Foreign Currency Swing Line Commitments, not to exceed the Dollar Swing Line Commitment, provided that no Dollar Swing Line Loan shall be required to be made hereunder unless, after giving effect thereto, (i) the Available Revolving Credit Commitment of each Revolving Credit Lender would not be less than zero and (ii) the Aggregate Revolving Credit Outstandings would not exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders. Amounts borrowed by the Borrower under this subsection 2.6(a) may be repaid and, through but excluding the Revolving Credit Commitment Termination Date, reborrowed. All Dollar Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurocurrency Loans. The Borrower shall give the Dollar Swing Line Lender irrevocable notice (which notice must be received by the Dollar Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Dollar Swing Line Loan which shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Dollar Swing Line Loan will be made available on the date requested by the Dollar Swing Line Lender to the Borrower by crediting the account of the Borrower as specified in writing by the Borrower to the Administrative Agent with such proceeds in Dollars.

            (b) (i) The Borrowers may, subject to the terms and conditions of this Agreement, borrow swing line loans denominated in Available Foreign Currencies ("Foreign Currency Swing Line Loans") from any Foreign Currency Swing Line Lender from time to time during the Revolving Credit Commitment Period upon the extension of a Foreign Currency Swing Line Commitment (as hereafter defined) on such terms and conditions as may be agreed to (any such agreement, a "Foreign Currency Swing Line Loan Agreement") by any of the Borrowers and such Foreign Currency Swing Line Lender, including, but not limited to, the applicable Available Foreign Currency, the procedures for the Foreign Currency Swing Line Lender to make the proceeds of such Foreign Currency Swing Line Loans available to such Borrower (including, without limitation, the lending installation from which such Foreign Currency Swing Line Loan is to be made), the applicable interest rate, the manner of calculation of the applicable interest rate, the maximum aggregate principal Dollar Equivalent Amount of Foreign Currency Swing Line Loans that such Foreign Currency Swing Line Lender shall commit to lend to such Borrower in such Available Foreign Currency (such amount, a "Foreign Currency Swing Line Commitment") and the duration of such Foreign Currency Swing Line Commitment, provided that such terms and conditions shall not be inconsistent with the limitations on Foreign Currency Swing Line Commitments and Foreign Currency Swing Line Loans set forth in this subsection and elsewhere in this Agreement. No loan made under a Foreign Currency Swing Line Commitment shall be treated as a Foreign Currency Swing Line Loan for purposes of this Agreement and the other Loan Documents, including, but not limited to, for the purposes of entitling such loans to the benefits of subsection 2.6(e), unless and until (i) the Borrower and the applicable Foreign Currency Swing Line Lender shall have informed the Administrative Agent and the European Swing Line Administrator in writing of the Dollar Equivalent Amount of the Foreign Currency Swing Line Commitment of such Foreign Currency Swing Line Lender and all other terms and conditions thereof and (ii) the European Swing Line Administrator shall have confirmed that the Foreign Currency Swing Line Commitment to be extended (when added to the Dollar Equivalent Amount (calculated in each case on the date such Foreign Currency Swing Line Commitment is originally extended) of all other Foreign Currency Swing Line Commitments then in effect) would not exceed the Foreign Currency Swing Line Subfacility Amount. At any time, and from time to time thereafter, subject to the terms and conditions of this Agreement, such Borrower may borrow Foreign Currency Swing Line Loans from such Foreign Currency Swing Line Lender in an amount equal to the then unused amount of the Foreign Currency Swing Line Commitment of such Foreign Currency Swing Line Lender.

              (ii) Except any determinations of the unused amount of any Foreign Currency Swing Line Commitment for purposes of the final sentence of the preceding paragraph, as expressly provided otherwise herein or to the extent the context otherwise requires, in any determination of the aggregate amount of outstanding Foreign Currency Swing Line Loans at any time for all purposes of this Agreement and the other Loan Documents, the full Dollar Equivalent Amount (calculated in each case on the date such Foreign Currency Swing Line Commitment is originally extended) of each Foreign Currency Swing Line Commitment of each Foreign Currency Swing Line Lender (other than CIBC) shall be deemed to be outstanding as Foreign Currency Swing Line Loans, whether borrowed or not borrowed, and only the aggregate principal Dollar Equivalent Amount of the then outstanding Foreign Currency Swing Line Loans made by CIBC shall be included in such determination; provided, further, that at no time shall any Foreign Currency Swing Line Loan Commitment be extended, or Foreign Currency Swing Line Loan be made, by a Foreign Currency Swing Line Lender or accepted by any of the Borrowers if, after giving effect thereto, (i) the aggregate Dollar Equivalent Amount (calculated, in the case of each Foreign Currency Swing Line Commitment, on the date such Foreign Currency Swing Line Commitment is originally extended) of the Foreign Currency Swing Line Loans and of the Foreign Currency Swing Line Commitments (as the case may be as provided for above) of all the Foreign Currency Swing Line Lenders exceed the Foreign Currency Swing Line Subfacility Amount or (ii) the sum of (A) the aggregate principal amount of the Dollar Swing Line Loans and (B) aggregate Dollar Equivalent Amount (calculated, in the case of each Foreign Currency Swing Line Commitment, on the date such Foreign Swing Line Commitment is originally extended) of the Foreign Currency Swing Line Loans and the Foreign Currency Swing Line Commitments (as the case may be as provided for above) exceed the Dollar Swing Line Commitment and provided, further, however, that at no time shall any Foreign Currency Swing Line Loan Commitment be extended, or Foreign Currency Swing Line Loan be made, by a Foreign Currency Swing Line Lender or accepted by any of the Borrowers if, after giving effect thereto, (I) the Available Revolving Credit Commitment of a Revolving Credit Lender would be less than zero or (II) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders.

            (c) The Borrower agrees that, upon the request to the Administrative Agent by the Dollar Swing Line Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence the Dollar Swing Line Loans the Borrower will execute and deliver to the Dollar Swing Line Lender a promissory note substantially in the form of Exhibit A-3, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the Dollar Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Dollar Swing Line Commitment or, if less, the unpaid principal amount of the Dollar Swing Line Loans made to the Borrower by the Dollar Swing Line Lender, with interest thereon as prescribed in subsection
4.1. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date and (c) provide for the payment of interest in accordance with subsection 4.1.

            (d) (i) The Dollar Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Dollar Swing Line Loan outstanding for more than seven Business Days, the Dollar Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Dollar Swing Line Lender to act on its behalf), request each Revolving Credit Lender, including the Swing Line Lenders, to make a Revolving Credit Loan as an ABR Loan in Dollars in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the principal amount of all of the Dollar Swing Line Loans (the "Refunded Dollar Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the obligations of the Borrower to prepay Dollar Swing Line Loans in accordance with the provisions of subsection 4.2. Unless the Revolving Credit Commitments shall have expired or terminated for any reason, including but not limited to, the occurrence of any of the events described in paragraph (f) of Section 9 with respect to the Borrower (in which event the procedures of paragraph (d)(ii) of this subsection 2.6 shall apply), and without regard to whether the conditions precedent in subsection 6.2 are satisfied, each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Dollar Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00

Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Dollar Swing Line Loans.

                  (ii) If the Revolving Credit Commitments shall expire or terminate (for any reason, including but not limited to the occurrence of any of the events described in paragraph (f) of Section 9 with respect to the Borrower) at any time while Dollar Swing Line Loans are outstanding, each Revolving Credit Lender shall, at the option of the Dollar Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments and without regard to whether the conditions precedent in subsection 6.2 are satisfied, make a Revolving Credit Loan as an ABR Loan (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Dollar Swing Line Loans, in either case, in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage (determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments), of the aggregate principal amount of such Dollar Swing Line Loans. Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Dollar Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Dollar Swing Line Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d)(ii), each Revolving Credit Lender shall immediately transfer to the Dollar Swing Line Lender, in immediately available funds, the amount of its participation.

                  (iii) Whenever, at any time after the Dollar Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Dollar Swing Line Loan and the Dollar Swing Line Lender receives any payment on account thereof, the Dollar Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided that in the event that such payment received by the Dollar Swing Line Lender is required to be returned such Revolving Credit Lender will return to the Dollar Swing Line Lender any portion thereof previously distributed by the Dollar Swing Line Lender to it.

                  (e) (i) Subject to the provisions of the second sentence of subsection 2.6(b)(i), if any Event of Default shall occur and be continuing, any Foreign Currency Swing Line Lender may, in its sole and absolute discretion, direct that the Foreign Currency Swing Line Loans owing to it be refunded, by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of Foreign Currency Swing Line Refunding") to the Administrative Agent and the European Swing Line Administrator. Upon receipt of such notice, the Administrative Agent shall (i) promptly give notice of the contents thereof to the Revolving Credit Lenders and, unless an Event of Default described in paragraph (f) of Section 9 in respect of the Borrower has occurred, to the Borrower and (ii) calculate, without regard to the first sentence of subsection 2.6(b)(ii), the Dollar Equivalent Amount of the aggregate principal amount of the Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender outstanding as of the date the Administrative Agent received such Notice of Foreign Currency Swing Line Refunding (the "Dollar Refunding Amount"). Each such Notice of Foreign Currency Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a notice to the Administrative Agent requesting each Revolving Credit Lender to make a Revolving Credit Loan denominated in Dollars in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Dollar Refunding Amount as an ABR Loan. Unless the Revolving Credit Commitments shall have expired or terminated for any reason, including but not limited to, the occurrence of any of the events described in paragraph (f) of Section 9 hereto with respect to the Borrower (in which event the procedures of paragraph (e)(ii) of this subsection
2.6 shall apply), and without regard to whether the conditions precedent in subsection 6.2 are satisfied, each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the applicable Foreign Currency Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given; provided that the Revolving Credit Lenders shall not be obligated to make Revolving Credit Loans and purchase participating interests pursuant to this subsection 2.6(e) in an aggregate amount that exceeds the sum of (I) $5,000,000 plus (II) the Foreign Currency Swing Line Subfacility Amount. The proceeds of such Revolving Credit Loans shall be immediately applied to repay to the applicable Foreign Currency Swing Line Lender the Dollar Refunding Amount.

                  (ii) If the Revolving Credit Commitments shall expire or terminate (for any reason, including but not limited to the occurrence of any of the events described in paragraph (f) of Section 9 hereto with respect to the Borrower) at any time while Foreign Currency Swing Line Loans made by a Foreign Currency Swing Line Lender are outstanding, each Revolving Credit Lender shall, at the option of the applicable Foreign Currency Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments and without regard to whether the conditions precedent in subsection 6.2 are satisfied, make a Revolving Credit Loan as an ABR Loan denominated in Dollars (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in the outstanding Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender, in either case, in a Dollar Equivalent Amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments, of the aggregate principal amount of such Foreign Currency Swing Line Loans (calculated without regard to the first sentence of subsection 2.6(b)(ii)); provided that the Revolving Credit Lenders shall not be obligated to make Revolving Credit Loans and purchase participating interests pursuant to this subsection 2.6(e) in an aggregate amount that exceeds the sum of (I) $5,000,000 plus (II) the Foreign Currency Swing Line Subfacility Amount. Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the applicable Foreign Currency Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the

Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (e)(ii), each Revolving Credit Lender shall immediately transfer to the applicable Foreign Currency Swing Line Lender, in immediately available funds, the amount of its participation.

                  (iii) Whenever, at any time after a Foreign Currency Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Foreign Currency Swing Line Loan made by such Foreign Currency Swing Line Lender and such Foreign Currency Swing Line Lender receives any payment on account thereof, such Foreign Currency Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided that in the event that such payment received by such Foreign Currency Swing Line Lender is required to be returned such Revolving Credit Lender will return to such Foreign Currency Swing Line Lender any portion thereof previously distributed by such Foreign Currency Swing Line Lender to it.

                  (f) Notwithstanding anything herein to the contrary, neither the Dollar Swing Line Lender nor any Foreign Currency Swing Line Lender shall be obligated to make any Swing Line Loan if the conditions set forth in subsection
6.2 have not been satisfied.

                  (g) The Borrower may designate any Wholly Owned Subsidiary of the Borrower as a Subsidiary Borrower by delivery to the Administrative Agent and the European Swing Line Administrator of a Subsidiary Borrower Agreement executed by such Subsidiary and the Borrower. Upon such delivery and the written consent of the European Swing Line Administrator to such designation, such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Borrower shall have executed and delivered to the Administrative Agent and the European Swing Line Administrator a Subsidiary Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Subsidiary Borrower Termination will become effective as to any Subsidiary Borrower at a time when any principal of, interest on or any other amount in respect of any extension of credit to such Subsidiary Borrower shall be outstanding under any Foreign Currency Swing Line Loan Agreement, provided that such Subsidiary Borrower Termination shall be effective to terminate such Subsidiary Borrower's right to make further borrowings under any Foreign Currency Swing Line Loan Agreement.

                  2.7 Competitive Bid Procedure. (a) To request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit G-1, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Loan, not later than 2:00 p.m., New York City time, four Business Days before a proposed Competitive Loan and (ii) in the case of a Fixed Rate Loan, not later than 2:00 p.m., New York City time, one Business Day before a proposed Competitive Loan. Each Competitive Bid Request shall specify the requested Currency. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit G-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request for Competitive Bids shall in each case refer to this Agreement and specify (i) whether the Loan then being requested is to be a Eurocurrency Loan or a Fixed Rate Loan, (ii) the date of such Loan and the aggregate principal Dollar Equivalent Amount thereof, which shall be in a minimum principal Dollar Equivalent Amount of $5,000,000 and in an integral multiple of $1,000,000, and
(iii) the Interest Period with respect thereto (which may not end after the Revolving Credit Commitment Termination Date). No Competitive Loan shall be requested in an aggregate principal Dollar Equivalent Amount such that after giving effect to the making of such Competitive Loan, (a) the aggregate principal Dollar Equivalent Amount of all outstanding Competitive Loans would exceed $75,000,000, (b) the Dollar Equivalent Amount of the Foreign Currency Sublimit Outstandings then outstanding would exceed the Foreign Currency Sublimit Amount, (c) the Available Revolving Credit Commitment of such Revolving Credit Lender would be less than zero, or (d) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit G-2) the Lenders to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit G-3, (i) in the case of a Eurocurrency Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Loan and (ii) in the case of a Fixed Rate Loan, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Loan. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit G-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal Dollar Equivalent Amount (which shall be in a minimum principal Dollar Equivalent Amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Competitive Loan or Loans and (iii) the Interest Period or Interest Periods with respect thereto. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable after the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to the foregoing provisions of this paragraph.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate or Rates and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all

Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.7.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, promptly confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter whether and to what extent it has decided to accept or reject any or all of the Competitive Bids referred to in paragraph (c) above, (i) in the case of a Eurocurrency Competitive Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Loan and (ii) in the case of a Fixed Rate Loan, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Loan; provided that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (B) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate), (E) except pursuant to clause (D) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal Dollar Equivalent Amount of $5,000,000 and an integral multiple of $1,000,000 and (F) the Borrower may not accept Competitive Bids for Competitive Loans in any Currency other than the Currency specified in the related Competitive Bid Request; and provided, further, that if a Competitive Loan must be in an amount less than the Dollar Equivalent Amount of $5,000,000 because of the provisions of clause (D) above, such Competitive Loan shall be in a minimum principal Dollar Equivalent Amount of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (D), the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the Administrative Agent. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted in the applicable Currency.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
(b) above.

                  (g) All notices required by this subsection 2.7 shall be given in accordance with subsection 11.2.

                  (h) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Competitive Loans of such Lender, substantially in a form to be agreed upon with appropriate insertions as to date, principal amount and Currency (a "Competitive Note").

                  2.8 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees, on the Closing Date, to continue or make a term loan (a "Term Loan") in Dollars, Deutschemarks or euro units in an aggregate principal Dollar Equivalent Amount set forth under such Term Loan Lender's name in Schedule A opposite the heading "Term Loan Commitment"; provided that the initial aggregate principal Dollar Equivalent Amount of Term Loans denominated in Deutschemarks or euro units in the aggregate shall not exceed $100,000,000 on the date such Term Loans are made, and the aggregate principal amount of Term Loans denominated in Dollars shall not exceed $350,000,000; and provided, further, that any Term Loans denominated in Deutschemarks or euro units shall be made on the day that is two Business Days after the Closing Date. The Term Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans (in the case of Dollar Term Loans only) or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 2.9 or 4.4, provided that no Term Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Term Loan Maturity Date. Amounts paid on account of the Term Loans pursuant to subsection 2.9 may not be reborrowed.

                  2.9 Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Term Loan the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-3 (as amended, supplemented, replaced or otherwise modified from time to time, a Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the amount set forth under such Term Loan Lender's name on Schedule A opposite the heading "Term Loan Commitment." Any Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.9(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                  (b) The Term Loans made in any Currency shall be payable in 20 consecutive quarterly installments on the dates and in the aggregate principal amount (together with all accrued interest thereon) equal to the percentage set forth below opposite the applicable installment date multiplied by the original aggregate principal amount of the Term Loans made in such Currency:

          Installment                                       Percentage

          April 30, 2000                                      1.111%
          July 31, 2000                                       2.220
          October 31, 2000                                    3.333

          January 31, 2001                                    4.444
          April 30, 2001                                      4.167
          July 31, 2001                                       4.167
          October 31, 2001                                    4.167
          January 31, 2002                                    4.167
          April 30, 2002                                      5.556
          July 31, 2002                                       5.556
          October 31, 2002                                    5.556
          January 31, 2003                                    5.556
          April 30, 2003                                      5.556
          July 31, 2003                                       5.556
          October 31, 2003                                    5.556
          January 31, 2004                                    5.556
          April 30, 2004                                      6.944
          July 31, 2004                                       6.944
          October 31, 2004                                    6.944
          February 15, 2005                                   6.944

                  (c) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) four Business Days (or three Business Days if the Term Loans requested are to be denominated in Dollars) prior to the Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurocurrency Loans or (b) on the Closing Date, otherwise), specifying (i) the amount to be borrowed, (ii) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof, (iii) the applicable Currency and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amount of such Type of Loan and the respective length of the initial Interest Period therefor. Upon receipt of such notice, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified by the Administrative Agent prior to (i) in the case of a borrowing in Dollars, 1:00 P.M., New York City time or
(ii) in the case of a borrowing in Deutschemarks or euro unit, 10:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in the requested Currency in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the Borrower previously specified in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders.

                  2.10 Repayment of Loans. (a) The Borrower (or Borrowers, as the case may be) hereby unconditionally promises to pay to the Administrative Agent (or, in the case of Foreign

Currency Swing Line Loans, as provided in subsection 2.6(b)) for the account of:
(i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to a Borrower, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (ii) the Dollar Swing Line Lender and each Foreign Currency Swing Line Lender, the then unpaid principal amount of the Dollar Swing Line Loans or Foreign Currency Swing Line Loans, as the case may be, made to a Borrower, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9); (iii) each Term Loan Lender, the amounts specified in subsection 2.9(b) on the dates specified in subsection 2.9(b) (or such earlier date on which the Term Loans become due and payable pursuant to
Section 9) and (iv) each Lender that makes a Competitive Loan, the then unpaid principal amount of such Competitive Loan on the last day of the Interest Period applicable to such Competitive Loan. Each of the Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans made to such Borrower from time to time outstanding from the date of the making of the Loans until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender (including the Swing Line Lenders) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan (other than a Foreign Currency Swing Line Loan made by a Foreign Currency Swing Line Lender other than
CIBC) made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender with respect to each such Loan hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.10(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the applicable Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. Each Borrower shall repay each Loan made to it, and interest thereon, in the Currency in which such Loan is denominated.

                  2.11 Guarantee. (a) To induce the Foreign Currency Swing Line Lenders to execute and deliver this Agreement and each Foreign Currency Swing Line Loan Agreement and to make or maintain Foreign Currency Swing Line Loans to the Subsidiary Borrowers, and in consideration thereof, the Borrower hereby unconditionally and irrevocably guarantees for the benefit of the Foreign Currency Swing Line Lenders and the other Lenders, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and the Borrower further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Managing Agents, the European Swing Line Administrator or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this subsection
2.11. The guarantee contained in this subsection 2.11, subject to subsection 2.11(e), shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Revolving Credit Commitments are terminated, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations.

                  (b) Notwithstanding any payment or payments made by the Borrower hereunder or any set-off or application of funds of the Borrower by any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Managing Agents, the European Swing Line Administrator or any Lender against the Subsidiary Borrowers or any collateral security or guarantee or right of offset held by any of the Managing Agents, the European Swing Line Administrator or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Subsidiary Borrowers in respect of payments made by the Borrower hereunder, until all amounts owing to the Managing Agents, the European Swing Line Administrator and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full and the Revolving Credit Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full or the Revolving Credit Commitments shall not have been terminated, such amount shall be held by the Borrower in trust for the Managing Agents, the European Swing Line Administrator and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The Borrower hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Subsidiary Borrowers or any other Person which may have arisen in connection with the guarantee contained in this subsection 2.11.

                  (c) The Borrower shall remain obligated under this subsection
2.11 notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by either of the Managing Agents, the European Swing Line Administrator or any Lender may be rescinded by either of the Managing Agents, the European Swing Line Administrator or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by either of the Managing Agents, the European Swing Line Administrator or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by either of the Managing Agents, the European Swing Line Administrator or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither of the Managing Agents, the European Swing Line Administrator nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this subsection 2.11 or any property subject thereto.

                  (d) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by either of the Managing Agents, the European Swing Line Administrator or any Lender upon the guarantee contained in this subsection 2.11 or acceptance of the guarantee contained in this subsection 2.11; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this subsection 2.11; and all dealings between any of the Subsidiary Borrower or the Borrower, on the one hand, and the Managing Agents, the European Swing Line Administrator and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this subsection 2.11. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Subsidiary Borrower or the Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this subsection 2.11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement, any other Loan Document, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by either of the Managing Agents, the European Swing Line Administrator or any Lender, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against any Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Subsidiary Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrower for the Subsidiary Borrower Obligations, or of the Borrower under the guarantee contained in this subsection 2.11, in bankruptcy or in any other instance. When either of the Managing Agents, the European Swing Line Administrator or any Lender is pursuing its rights and remedies under this subsection 2.11 against the Borrower, either of the Managing Agents, the European Swing Line Administrator or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by either of the Managing Agents, the European Swing Line Administrator or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability under this subsection 2.11, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Managing Agents, the European Swing Line Administrator and the Lenders against the Borrower.

                  (e) The guarantee contained in this subsection 2.11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by either of the Managing Agents, the European Swing Line Administrator or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (f) The Borrower hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this subsection 2.11 will be paid to the Administrative Agent without setoff or counterclaim (other than a defense of payment or performance) in Dollars at the office of the Administrative Agent specified in subsection 11.2.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") denominated in Dollars or an Available Foreign Currency for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Dollar Equivalent Amount of the aggregate L/C Obligations would exceed the L/C Commitment, (ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero, (iii) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders, or (iv) the then Dollar Equivalent Amount of the Foreign Currency Sublimit Outstandings would exceed the Foreign Currency Subfacility Amount. All letters of credit issued pursuant to the Prior Credit Agreement shall, at all times on or after the Closing Date, be deemed to be "Letters of Credit" for all purposes of this Agreement and the other Loan Documents.

                  (b) Each Letter of Credit shall (i) be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business or (y) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business and (ii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Credit Commitment Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, in any case where the Issuing Lender issues such Letters of Credit from an office located outside of the United States, the laws of the jurisdiction in which such office is located.

                  (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower may request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Credit Commitment Termination Date by delivering to the Issuing Lender at its address for notices specified herein a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit payable in Dollars in the Dollar Equivalent Amount of the amount of such fee calculated in the Currency in which such Letter of Credit is denominated, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin in effect during such period for Eurocurrency Loans that are Revolving Credit Loans (on the basis of the actual number of days elapsed over a 360-day year) on the aggregate face amount of Letters of Credit outstanding during such period, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages. In addition, the Borrower shall pay to the Issuing Lender, for its own account, a fee equal to 0.125% per annum on the aggregate face amount of outstanding Letters of Credit, payable in Dollars in the Dollar Equivalent Amount of the amount of such fee calculated in Currency in which such Letter of Credit is denominated quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay in the Currency in which such Letter of Credit is denominated to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that if such demand is made prior to 12:00 Noon, New York City time, on a Business Day such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal Funds Rate, as quoted by the Issuing Lender, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Available Foreign Currency for settlement of similar interbank obligations, as quoted by the Issuing Lender, in each case, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder, in the case of payment obligations denominated in Dollars, or the rate per annum applicable to Eurocurrency Loans having an Interest period of one day, in the case of payment obligations denominated in an Available Foreign Currency. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, provided that the Issuing Lender provides notice to the Borrower prior to 12:00 Noon, New York City time, on such Business Day and otherwise the Borrower will reimburse the Issuing Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the Issuing Lender for any draft paid under any Letter of Credit. The Issuing Lender shall provide notice to the Borrower on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in the Currency in which the applicable Letter of Credit is denominated and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans which were then overdue, in the case of any Dollar Letter of Credit, or Eurocurrency Loans having Interest Periods of one day which were then overdue, in the case of any Foreign Currency Letter of Credit (unless such drawing occurs after 11:00 A.M. New York City time on the date of drawing and the Borrower would be able to satisfy the conditions to borrowing Revolving Credit Loans on such date in an amount at least equal to the amount of such drawing, in which case, interest shall be payable for the first day after such drawing at the respective rates for the applicable type of Loans that are not overdue).

                  (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.3 of ABR Loans in the amount of such drawing (or, in the case of a drawing under a Foreign Currency Letter of Credit, the Dollar Equivalent Amount of the amount of such drawing). The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                  (b) The Borrower also agrees with the Issuing Lender and any L/C Participant that the Issuing Lender and any L/C Participant shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8 Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                          SECTION 4. GENERAL PROVISIONS

                  4.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan (other than a Eurocurrency Competitive Loan) shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

                  (b) Each Competitive Loan shall bear interest for each day during each Interest Period with respect thereto at the applicable rate per annum determined as provided in subsection 2.7.

                  (c) Each ABR Loan shall bear interest at a rate per annum equal to the CIBC Alternate Base Rate plus the Applicable Margin.

                  (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case, from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                  4.2 Optional Prepayments. Each of the Borrowers may at any time and from time to time prepay the Loans made to it in whole or in part, without premium or penalty on any Business Day, provided that (i) such Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurocurrency Loans) or (y) same-day irrevocable notice to the Administrative Agent (in the case of ABR Loans, including Dollar Swing Line Loans or to the applicable Foreign Currency Swing Line Lender in the case of Foreign Currency Swing Line Loans), (ii) such notice specifies, in the case of any prepayment of Loans, the date, Currency and amount of prepayment and whether the prepayment is (x) of Term Loans, Revolving Credit Loans or Dollar Swing Line Loans, Foreign Currency Swing Line Loans, or a combination thereof, and in each case if a combination thereof, the amount allocable to each, (y) of Eurocurrency Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and (iii) each prepayment is in a minimum principal Dollar Equivalent Amount of $1,000,000 and a multiple of $100,000 in excess thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of (i) the Term Loans pursuant to this subsection shall be applied pro rata to the respective installments of principal thereof and (ii) the Revolving Credit Loans and the Letters of Credit pursuant to this subsection shall be applied, first, to payment of the Dollar Swing Line Loans then outstanding, second, to the payment of the Foreign Currency Swing Line Loans then outstanding, third, to payment of the Revolving Credit Loans then outstanding and, last, to cash collateralize any outstanding L/C Obligation upon terms reasonably satisfactory to the Administrative Agent. The Borrower shall not have the right to prepay Competitive Loans without the consent of the applicable Lender.

                  4.3 Mandatory Prepayments and Reduction of Revolving Credit Commitments. (a) If, in any fiscal year, commencing with the fiscal year ending January 31, 1999, there shall be Excess Cash Flow for such fiscal year, then on the date that is the earlier of (i) the date on which the audited financial statements for such fiscal year are required to be delivered pursuant to subsection 7.1(a) and (ii) the date two Business Days after the delivery of such financial statements, 75% (provided that such percentage shall reduce to 50% if at the end of such fiscal year the Leverage Ratio is less than 3.00 to 1.00) of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e).

                  (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur or issue any debt obligations (other than in respect of Indebtedness permitted by subsection 8.2 (other than subsections 8.2(i) and 8.2(k)), then 100% of the Net Cash Proceeds thereof shall, on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e), provided that if, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur or issue any debt obligations permitted by subsection 8.2(i), then 100% (provided that such percentage shall reduce to 50% if at the end of the fiscal quarter most recently ended prior to the date of such debt issuance for which financial statements shall have been delivered by the Borrower pursuant to subsection 7.1 and after giving effect thereto (with EBITDA being calculated on the basis of such financial statements) the Leverage Ratio would be less than 3.00 to 1.00) of the Net Cash Proceeds thereof shall, on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans or any other outstanding Indebtedness of the Borrower or any Subsidiary (the Loans or other Indebtedness so prepaid shall be elected by the Borrower in its sole discretion, subject to subsection 8.10) (provided that the Revolving Credit Commitments shall not be reduced to the extent the Borrower elects to prepay Revolving Credit Loans).

                  (c) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any asset sales or other dispositions permitted by subsection 8.6(b) or (j), then 100% of the portion of such Net Cash Proceeds required by subsection 8.6(b) or (j), as the case may be, to be so applied shall on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e); provided that
(i) such Net Cash Proceeds from any such asset sales or other dispositions shall not be required to be so applied until the amount of such unapplied Net Cash Proceeds exceeds the Dollar Equivalent Amount of $5,000,000 in the aggregate, at which time 100% of such unapplied Net Cash Proceeds shall be applied immediately toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e) and (ii) to the extent that such Net Cash Proceeds from any such asset sales or other dispositions may be used by the Borrower and its Subsidiaries to acquire fixed or capital assets or make Investments or may be used by Non-Guarantor Subsidiaries to prepay, repay or repurchase Indebtedness of Non-Guarantor Subsidiaries, or acquire assets used or useful in the businesses of Non-Guarantor Subsidiaries, in each case, within 180 days of receipt thereof and otherwise in accordance with subsection 8.6(b) or (j), as the case may be, but such Net Cash Proceeds are not so used, such Net Cash Proceeds shall be applied toward the repayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e) on the earlier of (x) the 180th day after receipt of such Net Cash Proceeds and (y) the date on which the Borrower has reasonably determined that such Net Cash Proceeds shall not be so used. If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from asset sales or other dispositions permitted by subsection 8.6(g), then 100% of such Net Cash Proceeds shall, on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans or any other outstanding Indebtedness of the Borrower or any Subsidiary (the Loans or other Indebtedness so prepaid shall be elected by the Borrower in its sole discretion) (provided that the Revolving Credit Commitments shall not be reduced to the extent the Borrower elects to prepay Revolving Credit Loans). If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any asset sales or other dispositions permitted by subsection 8.6(i), then the portion of such Net Cash Proceeds required by subsection 8.6(i) to be applied in accordance with this subsection 4.3(c) shall be applied as follows: 100% of (A) the Dollar Equivalent Amount of the first $50,000,000 of such portion of such Net Cash Proceeds shall, on the first Business Day after receipt thereof (or such later date upon which such application shall be required), be applied toward the prepayment of the Loans or any other outstanding Indebtedness of the Borrower or any Subsidiary (the Loans or other Indebtedness so prepaid shall be elected by the Borrower in its sole discretion) (provided that the Revolving Credit Commitments shall not be reduced to the extent the Borrower elects to prepay Revolving Credit Loans) and (B) any additional Net Cash Proceeds shall, on the first Business Day after receipt thereof (or such later date upon which such application shall be required), be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(e).

                  (d) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders (including the Swing Line Lenders) exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans and/or the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders (including the Swing Line Lenders) exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders (including the Swing Line Lender) to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrower the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  (e) Except as expressly provided herein, prepayments of the Loans and permanent reductions of the Revolving Credit Commitments pursuant to subsections 4.3(a), (b) and (c) shall be applied, first, to payment of the Term Loans then outstanding and, second, (to the extent that there are no Term Loans then outstanding) to permanent reduction of the Revolving Credit Commitments then in effect. Prepayments of the Term Loans pursuant to subsections 4.3(a),
(b), (c) and (h) shall be applied pro rata to the respective installments of principal thereof. Notwithstanding the foregoing, in the event Term Loans denominated in Deutschemarks or euro units are outstanding at the time of such prepayment, mandatory prepayments shall be applied first to prepay outstanding Term Loans denominated in Dollars.

                  (f) Amounts prepaid on account of Term Loans pursuant to subsection 4.3(a), (b), (c) or (h) may not be reborrowed.

                  (g) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) with respect to all Revolving Credit Lenders (including the Swing Line

Lenders) is not less than the Clean-Down Amount for at least a consecutive thirty day period during each fiscal year of the Borrower, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans and/or the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12, and any borrowings of Revolving Credit Loans during such thirty day period shall be subject to the proviso to subsection 2.1(a). To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, such Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders (including the Swing Line Lenders) exceeds the Clean-Down Amount, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which the thirty day period described above has expired, the Administrative Agent shall return to the Borrower the cash, if any, used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  (h) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive any cash proceeds of any casualty or condemnation, then on the first Business Day after receipt thereof 100% of the portion of such proceeds required by subsection 8.6(h) to be applied pursuant to the terms of this subsection 4.3(h) shall be either (at the election of the Borrower) (a) deposited by the Borrower with the Administrative Agent, which shall hold such proceeds in a cash collateral account upon terms reasonably satisfactory to it or (b) applied by the Borrower to prepay Term Loans or Revolving Credit Loans (at the election of the Borrower), provided that to the extent the Borrower elects to prepay Revolving Credit Loans (i) the Borrower shall maintain Available Revolving Credit Commitments (in addition to any requirement to maintain Available Revolving Credit Commitments in accordance with subsections 8.2(h) and (l)) at least equal to the aggregate principal amount of Revolving Credit Loans so prepaid and (ii) if such property is not replaced or rebuilt within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before the 180th day after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such property, then, the Revolving Credit Commitments shall be permanently reduced at such time in an amount equal to the aggregate amount of proceeds applied by the Borrower to prepay Revolving Credit Loans rather than Term Loans.

                  4.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurocurrency Revolving Credit Loans denominated in Dollars to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurocurrency Revolving Credit Loans and ABR Loans may be converted as provided herein, provided that (i) unless the Majority Lenders otherwise consent, no Loan may be converted into a

Eurocurrency Revolving Credit Loan when any Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurocurrency Revolving Credit Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date.

                  (b) Any Eurocurrency Standby Loans may be continued as such in the same Currency upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable notice provisions of subsection 2.3, of the length of the next Interest Period to be applicable to such Loans, provided that no such Eurocurrency Loan may be continued as such (i) unless the Majority Lenders otherwise consent, when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of continuations of Revolving Credit Loans) or the Term Loan Maturity Date (in the case of continuations of Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurocurrency Loans shall be automatically continued with an Interest Period of one month.

                  4.5 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal Dollar Equivalent Amount of the Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than (a) 25 Tranches outstanding at any time or (b) 20 Tranches in respect of Revolving Credit Loans and 5 Tranches in respect of Term Loans.

                  4.6 Computation of Interest, Fees and Dollar Equivalent Amounts. (a) Interest (other than interest based on the CIBC Prime Rate) on all Loans and commitment fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed; interest based on the CIBC Prime Rate shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on the Loans resulting from a change in the CIBC Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change shall become effective, provided that such change becomes effective prior to 5:00 P.M., New York City time, on such day. The Administrative Agent shall as soon as practicable notify the Borrower and each Lender of the effective date and the amount of each such change.

                  (b) The Administrative Agent will determine the Dollar Equivalent Amount with respect to:

                      (i) any borrowing of Foreign Currency Revolving Credit Loans or Foreign Currency Competitive Loans, on the second full Business Day preceding the first day of the applicable Interest Period;

                     (ii) any Foreign Currency Swing Line Loans made by CIBC, as of the proposed Borrowing Date thereof;

                    (iii) any issuance of a Foreign Currency Letter of Credit, as of the requested issuance date of such Letter of Credit;

                     (iv) any drawing under a Foreign Currency Letter of Credit and any calculation of letter of credit fees in respect thereof, as of the date the Borrower is required pursuant to subsection 3.5 to reimburse the Issuing Lender;

                      (v) all outstanding Foreign Currency Revolving Credit Loans, Foreign Currency Swing Line Loans, L/C Obligations in respect of Foreign Currency Letters of Credit and Foreign Currency Competitive Loans, on any date on which the Revolving Credit Commitments are reduced pursuant to subsection 2.5;

                     (vi) all outstanding Foreign Currency Revolving Credit Loans, Foreign Currency Competitive Loans, Foreign Currency Swing Line Loans and L/C Obligations in respect of Foreign Currency Letters of Credit, for purposes of calculating compliance with the proviso to subsection 2.1(a) (as reflected in the certificate to be delivered by the Borrower pursuant to subsection 7.2(b)(iv)), as of the first day of the thirty-day compliance period provided for in such clause;

                    (vii) each Foreign Currency Swing Line Commitment, as of the date such Foreign Currency Swing Line Commitment is originally extended; and

                   (viii) all Foreign Currency Revolving Credit Loans and L/C Obligations in respect of Foreign Currency Letters of Credit for purposes of calculating the letter of credit fees and the commitment fees due the Revolving Credit Lenders pursuant to subsection 2.4(a), as of the first Business Day prior to the last day of the fiscal quarter for which computation thereof is made.

                  (c) Each determination of an interest rate or a Dollar Equivalent Amount by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the reasonable request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

                  4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period: (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any Currency for such Interest Period, or (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurocurrency Rate for any Currency determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans in the affected Currency requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans in the affected Currency shall be converted to or continued as ABR Loans and (z) any outstanding Eurocurrency Loans in the affected Currency shall be converted, on the first day of such Interest Period, to ABR Loans, provided that nothing in this sentence shall be deemed to prevent the Eurocurrency Loans in the affected Currency from being converted to Eurocurrency Loans in another Currency if the applicable requirements of this Agreement to the prepayment of such Eurocurrency Loans in the affected Currency and to the making of such Eurocurrency Loans in such other Currency shall be satisfied. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in the affected Currency shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurocurrency Loans in the affected Currency.

                  4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans (other than Swing Line Loans) by the Borrower from the Revolving Credit Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loan shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal Dollar Equivalent Amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Lenders. Each payment of interest on any Competitive Loan shall be allocated pro rata among the Lenders participating in such Loan in accordance with the respective principal amount of their outstanding Competitive Loans. For purposes of determining the Available Revolving Credit Commitments of the Revolving Credit Lenders at any time, each outstanding Competitive Loan shall be deemed to have utilized the Revolving Credit Commitment of the Revolving Credit Lenders (including those Revolving Credit Lenders that shall not have made Competitive Loans) pro rata in accordance with such respective Revolving Credit Commitments. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes in any Currency, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made in such Currency without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified by the Administrative Agent from time to time, in such Currency and in immediately available, freely transferable funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. To the extent that any EMU legislation provides that an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate in the case of any amount denominated in Dollars, or the rate customary in such Currency for settlement of similar interbank obligations in the case of any amount denominated in an Available Foreign Currency as quoted by the Administrative Agent, in each case, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, in the case of obligations denominated in Dollars, or the rate per annum applicable to Eurocurrency Loans having an Interest Period of one day, in the case of payment obligations denominated in an Available Foreign Currency, in each case, on demand, from the Borrower.

                  (c) With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account of any Lender in the principal financial center in the participating member state which such Borrower or, as the case may be, such Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) to make or maintain Eurocurrency Loans in Dollars or any Available Foreign Currency or Foreign Currency Swing Line Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Standby Loans in Dollars or such Available Foreign Currency or make Foreign Currency Swing Line Loans, as the case may be, continue Eurocurrency Standby Loans in Dollars or such Available Foreign Currency, as the case may be, as such and convert ABR Loans to Eurocurrency Standby Loans in Dollars or such Available Foreign Currency or make Foreign Currency Swing Line Loans, as the case may be, shall forthwith be canceled, (b) the Borrower shall be prohibited from requesting Eurocurrency Competitive Loans from such Lender and (c) such Lender's Loans then outstanding as Eurocurrency Loans in Dollars or such Available Foreign Currency, as the case may be, if any, shall be converted automatically to ABR Loans or, if a Foreign Currency Swing Line Loan, immediately repaid, and on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan or a Foreign Currency Swing Line Loan occurs on a day which is not the last day of the then current Interest Period (or other agreed payment date in the case of a Foreign Currency Swing Line Loan) with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

                  4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application, any Foreign Currency Swing Line Loan or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.11 and changes in the rate of tax on the overall net income of such Lender);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) which is not otherwise included in the determination of the Eurocurrency Rate hereunder or the rate applicable to any Foreign Currency Swing Line Loan; or

                    (iii) shall impose on such Lender (or such affiliate) any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Foreign Currency Swing Line Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the applicable Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify the applicable Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the applicable Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.11 Taxes. (a) All payments made by the Borrowers under this Agreement, any Notes, any Letters of Credit, any Letter of Credit Application or any Foreign Currency Swing Line Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings and all interest, penalties or similar liabilities imposed with respect to such tax, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, any Letters of Credit or any Letter of Credit Applications, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States or a state thereof shall:

                  (X) in the case of a Lender that is a "bank" within the meaning of Section 881 (c)(3)(A) of the Code,(i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent,
         (A) a certificate substantially in the form of Exhibit E (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  4.12 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion from or into or continuation of Eurocurrency Loans or Foreign Currency Swing Line Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of Eurocurrency Standby Loans or Foreign Currency Swing Line Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Standby Loans or Foreign Currency Swing Line Loans on a day which is not the last day of an Interest Period or other agreed payment date (in the case of Foreign Currency Swing Line Loans) with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period or other agreed payment date (in the case of Foreign Currency Swing Line Loans) (or, in the case of a failure to borrow, convert or continue, the Interest Period or other agreed loan period (in the case of Foreign Currency Swing Line Loans) that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.13 Change of Lending Office; Replacement of Lenders. (a) Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under subsection 4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.

                  (b) The Borrower shall be permitted to replace any Lender that
(a) requests reimbursement for amounts owing pursuant to subsection 4.10 or 4.11(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under subsection 4.13(a) so as to eliminate the continued need for payment of amounts owing pursuant to subsection 4.10 or 4.11(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under subsection 4.12 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.10 or 4.11(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  4.14 Borrower Controls on Non-Dollar Indebtedness; Calculation of Non-Dollar Extensions of Credit; Prepayments. The Borrowers will implement and maintain internal accounting controls to monitor the borrowings and repayments of Foreign Currency Revolving Credit Loans (including Foreign Currency Swing Line Loans and Foreign Currency Competitive Loans), the issuance of and drawings under Foreign Currency Letters of Credit and other Non-Dollar Indebtedness with the object of preventing any request for an extension of credit that would result in the Borrower failing to comply with this Agreement, including subsections 2.1, 2.5, 2.6, 2.7, 3.1 and 8.2, and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, the Borrower fails to be in compliance with such subsections.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Managing Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants, on the Closing Date and on any date thereafter on which any Loan or any other extension of credit is requested to be made by any Lender or on which any Letter of Credit is requested to be issued by the Issuing Lender to the Managing Agents and each Lender that:

                  5.1 Financial Condition. (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of January 31, 1996, January 31, 1997 and January 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 31, 1998 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or other material agreement or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from January 31, 1998 to and including the Closing Date (other than the Acquisition and as set forth on Schedule 5.1(a) hereto) there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at January 31, 1998.

                  (b) The Borrower has furnished the Lenders with copies of the CMI (i) unaudited consolidated balance sheet as of September 30, 1998 (the "Latest Balance Sheet") and the related consolidated statements of income and cash flow for the four-month period then ended and (ii) audited consolidated balance sheets and consolidated statements of income and cash flow for the fiscal years ended May 31, 1998, 1997 and 1996. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is correct and complete, presents fairly in all material respects CMI"s and its Subsidiaries" financial condition and results of operations as of the times and for the periods referred to therein, and except as set forth on
Schedule 5.1(b) hereto (the "Exceptions to GAAP Schedule") has been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), subject in the case of unaudited financial statements to changes resulting from normal year-end audit adjustments and to the absence of footnote disclosure. Without limiting the generality of the foregoing, with respect to the Financial Statements (i) adequate provision has been made for doubtful accounts; (ii) receivables and sales are stated net of discounts, returns and allowances; and (iii) all items of income or expense that are unusual or of a non-recurring nature are separately disclosed on the Financial Statements. As to CMI and its Subsidiaries, no accounts payable have been written off since May 31, 1998 and no provision in the Financial Statements is necessary under GAAP (except as otherwise disclosed therein) for liability for product warranties or the manufacture or sale of defective products.

                  5.2 No Change; Solvency. Since January 31, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, after giving effect to the transactions contemplated by the Loan

         Documents, the Borrower and its Subsidiaries are solvent, on a consolidated basis and on an individual basis.

                  5.3 Corporate Existence; Compliance with Law. Each of the Borrower and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and the other Loan Parties has the corporate power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and each of the Borrower and the other Loan Parties has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be received, made, given or completed by any of the Loan Parties in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of the other Loan Parties is a party other than those set forth on Schedule 5.4 (which consents, authorizations, filings, notices and other acts have been heretofore received, made, given or completed). This Agreement has been duly executed and delivered by the Borrower, and each of the other Loan Documents to which the Borrower or any of the other Loan Parties is a party will be duly executed and delivered by the Borrower or such other Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower, and each other Loan Document to which the Borrower or any of the other Loan Parties is a party, when executed and delivered by the Borrower or such other Loan Party, will constitute a legal, valid and binding obligation of the Borrower or such other Loan Party, enforceable against the Borrower or such other Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of the other Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Borrower or of any of the other Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Loan Documents).

                  5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of the other Loan Parties or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the Borrower nor any of the other Loan Parties is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Each of the Borrower and the other Loan Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. The properties encumbered by the Fee Mortgages constitute all of the material real properties owned in fee by the Borrower and the other Loan Parties.

                  5.9 Intellectual Property. The Borrower and each of the other Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and the other Loan Parties does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.10 No Burdensome Restrictions. No Requirement of Law (other than ongoing compliance in the ordinary course of business with tax laws and Environmental Laws to the extent that the existence thereof could be understood to have a Material Adverse Effect) or Contractual Obligation of the Borrower or any of the other Loan Parties could reasonably be expected to have a Material Adverse Effect.

                  5.11 Taxes. Each of the Borrower and the other Loan Parties has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges (i) with respect to which the failure to pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of the other Loan Parties, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.12 Federal Regulations. No part of the proceeds of any Loans or other extensions of credit hereunder have been or will be used "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time after in effect or for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation U thereunder. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. The present value of all accrued benefits under all Single Employer Plans taken as a whole does not exceed the value of the assets of such Single Employer Plans by more than $75,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except that on December 31, 1998, Hayes Lemmerz International-Michigan, Inc. withdrew from National Industrial Group Pension Plan in connection with which neither the Borrower nor any Commonly Controlled Entity has incurred any material obligation or liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. As of the Closing Date, and to the knowledge of the Borrower on any Borrowing Date thereafter, no such Multiemployer Plan is in Reorganization or Insolvent.

                  5.14 Collateral. The provisions of each of the Security Documents, when executed and delivered, will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of the Borrower or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document, in the Intercreditor Agreement and in the Intercreditor/Lien Subordination Agreement. As of the Closing Date, all Equipment and Inventory (as each of such terms is defined in the Guarantee and Collateral Agreement) of the Borrower and each other Loan Party will be kept at, or will be in transit to, the locations listed on Schedule 5.14, and when financing statements have been filed in the offices in the jurisdictions listed in Schedule 3 to the Guarantee and Collateral Agreement, when appropriate filings have been made in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and when such other actions as are each described in each of the Security Documents have been taken in accordance with the Security Documents, each of the Security Documents shall constitute a perfected security interest in all right, title and interest of the

Borrower or such other Loan Parties, as the case may be, in the Collateral described therein, in the Intercreditor Agreement and in the Intercreditor/Lien Subordination Agreement, and except for Liens existing on the Closing Date which are permitted by subsection 8.3 and whose priority cannot be superseded by the provisions hereof or of any Security Document and the filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Document, in the Intercreditor Agreement and in the Intercreditor/Lien Subordination Agreement.

                  5.15 Investment Company Act; Other Regulations. None of the Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  5.16 Subsidiaries and Joint Ventures. Schedule 5.16 hereto sets forth all of the Subsidiaries of the Borrower, and all of the joint ventures in which the Borrower or any of its Subsidiaries has an interest, at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

                  5.17 Purpose of Loans. The Term Loans shall be used solely to finance the Acquisition (including the refinancing of indebtedness in connection therewith) and to pay related fees and expenses, provided that the proceeds of Term Loans denominated in Deutschemarks or euro units will be used to repay Revolving Credit Loans the proceeds of which shall have been used for the foregoing purposes. The Revolving Credit Loans (and Competitive Loans) may be used by the Borrower for the same purposes as the Term Loans (in an amount (excluding amounts that will be repaid with the proceeds of Term Loans denominated in Deutschemarks or euro units) not to exceed $200,000,000) as well as for the general corporate purposes of the Borrower and its Subsidiaries. The Swing Line Loans and Letters of Credit shall be used by the Borrower and its Subsidiaries for ordinary course purposes.

                  5.18 Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                  (i) The Borrower and the other Loan Parties: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and have no reason to believe that they will not be able to timely obtain without material expense all such Environmental Permits required for planned operations; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
(D) have no reason to believe that: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance with any

Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

                  (ii) Materials of Environmental Concern have not been generated, transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of the other Loan Parties or, to the best knowledge of the Borrower, at any other location, which could reasonably be expected to (A) give rise to liability of the Borrower or any of the other Loan Parties under any applicable Environmental Law, or (B) interfere with the Borrower's or any other Loan Party's planned or continued operations, or (C) impair the fair saleable value of any real property owned or leased by the Borrower or any other Loan Parties.

                  (iii) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of the other Loan Parties is named as a party that is pending or, to the knowledge of the Borrower, threatened.

                  (iv) Neither the Borrower nor any of the other Loan Parties has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.

                  (v) Neither the Borrower nor any of the other Loan Parties has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, as to which any obligation has not been fully and finally resolved.

                  (vi) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to the best knowledge of the Borrower, by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  5.19 Regulation H. Except as otherwise disclosed in writing to the Administrative Agent, no Fee Mortgage or Leasehold Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  5.20 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower and each other Loan Party to the Administrative Agent or the other Managing Agents and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (a) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (b) such assumptions were believed by such management to be reasonable.

                  5.21 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, threatened against the Borrower or any other Loan Party which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each other Loan Party have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

                  5.22 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's (i) computer systems and (ii) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 31, 1999. The Borrower has not received any written notice and no senior systems officer has received any oral notice from any Person with regard to systems and equipment supplied by others or with which the Borrower's systems interface that any of such systems or equipment will not be Year 2000 compliant on or before November 30, 1999. The reasonably estimated cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower is not reasonably likely to result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with such upgrading and maintenance as the Borrower reasonably determines is necessary, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.


                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 Conditions to Effectiveness. The effectiveness of the agreement of each Lender to make and/or continue the Loans or other extensions of credit requested to be made and/or continued by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making and/or continuation of such Loans or other extensions of credit on the Closing Date (provided that the Closing Date shall occur on or before March 1, 1999), of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received on or prior to the Closing Date (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each of the Lenders which has requested a Note pursuant to the terms hereof, a Revolving Credit Note, a Swing Line Note or a Term Note, as the case may be, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Copyright, Patent and Trademark Security Agreement, executed and delivered by a duly authorized officer of the Borrower and the other signatories thereto, with a counterpart or a conformed copy for each Lender, (v) such amendments to the Mortgages existing prior to the Closing Date as may be reasonably requested by the Administrative Agent, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender,
         (vi) Mortgages in respect of the real property acquired by the Borrower and its Subsidiaries pursuant to the Acquisition, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender, (vii) the Mexican Stock Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender and (viii) such confirmations of the Foreign Stock Pledge Agreements as the Administrative Agent may reasonably request, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each Lender.

                  (b) Existing Indebtedness. Other than obligations outstanding under the Prior Credit Agreement, all principal, interest, fees and other amounts outstanding under the Refinanced Debt shall have been repaid in full, the commitments thereunder terminated and all guarantees thereof and security therefor released, and the Arrangers shall have received reasonably satisfactory evidence thereof, and after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower, CMI and their respective Subsidiaries shall have outstanding no Indebtedness or preferred Capital Stock other than (a) the loans under the credit facilities provided for herein, (b) the Senior Subordinated Notes, (c) certain existing Indebtedness of Foreign Subsidiaries, (d) certain existing other Indebtedness, guarantees or other obligations (contingent or otherwise) of Foreign Subsidiaries and (e) other Indebtedness or preferred Capital Stock permitted or not prohibited herein.

                  (c) Financial Information. On or prior to the Closing Date, the Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with the financial statements referred to in subsection 5.1, including, without limitation, the Pro Forma Balance Sheet. The financial statements referred to in subsection 5.1(b) and the Pro Forma Balance Sheet, in each case, shall not be materially inconsistent with the applicable forecasts previously provided to the Lenders.

                  (d) Borrowing Certificate. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (e) Corporate Proceedings of the Loan Parties. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and
         (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (f) Incumbency Certificate of the Loan Parties. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (g) Corporate Documents. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Loan Parties, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party (provided that if a Loan Party has previously provided any of such documents to the Administrative Agent and such documents have not been amended, supplemented or otherwise modified since such time, then such Loan Party may so certify to the Lenders rather than delivering to the Administrative Agent an additional copy of such document).

                  (h) Consents, Licenses and Approvals. On or prior to the Closing Date, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all consents, licenses and filings referred to in subsection 5.4 are in full force and effect.

                  (i) Fees. The Administrative Agent and the Lenders shall have received the fees to be received on the Closing Date referred to in subsection 2.4.

                  (j) Legal Opinions. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of the general counsel or assistant general counsel of the Borrower, substantially in the form of Exhibit D, with such changes thereto as may be approved by the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (k) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall possess the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement and the Foreign Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to the Guarantee and Collateral Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof, and each of the pledgors to the Foreign Stock Pledge Agreements shall have consented to the terms of this Agreement and confirmed its pledge in connection herewith.

                  (l) Actions to Perfect Liens. On or prior to the Closing Date, the Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or that all such financing statements and other documents with respect to such filings, recordings, registrations and other actions shall have been delivered to the Administrative Agent.

                  (m) Transactions. The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the relevant documentation therefor (and without the waiver of any such terms).

                  (n) Solvency Opinion. The Arrangers and the Lenders shall have received an opinion, reasonably satisfactory in all respects to the Lenders and the Arrangers, from an independent valuation firm reasonably satisfactory to the Lenders and the Arrangers, to the effect that, after giving effect to the Transactions, the Borrower and its Subsidiaries will not (a) be insolvent, (b) be rendered insolvent by the indebtedness incurred in connection therewith, (c) be left with unreasonably small capital with which to engage in its business or (d) have incurred debts beyond its ability to pay such debts as they mature;

                  (o) Structure; Insurance. The Arrangers shall be satisfied that there shall not have occurred any material change in the capital, corporate and organizational structure of the Borrower, CMI and their respective subsidiaries (after giving effect to the Transactions), and the Borrower shall have obtained insurance in compliance with the terms hereof.

                  6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or any other extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), and of the Issuing Lender to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, on and after the Closing Date and so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Consolidated and Consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related Consolidated and Consolidating statements of income and Consolidated statements of retained earnings and of cash flows for such year, setting forth (i) in the case of such Consolidated balance sheet, in comparative form the budgeted figures as at the end of such fiscal year and the figures as at the end of the previous fiscal year and (ii) in the case of such Consolidated statements of income and of cash flows, in comparative form the budgeted figures for such fiscal year and the figures for the previous fiscal year, reported on, in the case of such Consolidated financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited Consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth (i) in the case of such Consolidated balance sheet, in comparative form the budgeted figures as at the end of such quarter and the figures as at the end of the corresponding quarter of the previous fiscal year and (ii) in the case of such Consolidated statements of income and of cash flows, in comparative form the budgeted figures for such quarter and the figures for the corresponding quarter of the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  7.2  Certificates; Other Information.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing has come to their attention to cause them to believe that the Borrower or any of its Subsidiaries failed to comply with the covenants contained in Section 8; provided that such audit shall not have been directed primarily toward obtaining knowledge of such noncompliance, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("Compliance Certificate") stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 7.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (iv) the Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) (including, but not limited to, the proviso therein (for which the Borrower shall calculate and provide the Dollar Equivalent Amount of the Aggregate Outstanding Revolving Credit for the first day of the thirty-day compliance period provided for therein)) and all of the financial condition covenants set forth in subsections 8.1 and 8.9, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the balance sheet, statement of income and statement of cash flows on a consolidated basis of the Borrower and its Subsidiaries for each of the next succeeding two fiscal years, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy such obligations could not, in the aggregate, be reasonably be expected to have a Material Adverse Effect.

                  7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all the Collateral in accordance with the requirements of Section 5.3 of the Guarantee and Collateral Agreement, Section 5 of each of the Fee Mortgages and Section 5 of each of the Leasehold Mortgages and on all its other property in at least such amounts (including as to amounts of deductibles) and against at least such risks (but including in any event commercial general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (provided that any officers or employees of the Borrower shall be permitted to be present at any such discussions between representatives of any Lender and the Borrower's independent certified public accountants).

                  7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, including, without limitation, under the Senior Subordinated Notes or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount involved is $30,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and

                  (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $30,000,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws unless the Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed

         $30,000,000 or to have a Material Adverse Effect, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed $30,000,000 or to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) (i) Comply substantially with, and undertake all reasonable efforts to ensure substantial compliance by all tenants, subtenants, and contractors with, all applicable Environmental Laws;
(ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) undertake all reasonable efforts to ensure that all tenants, subtenants, and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), the Borrower and its Subsidiaries shall be deemed to comply substantially, or require substantial compliance, with an Environmental Law or an Environmental Permit, provided that they comply with subsection 7.8(c) and that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall promptly undertake all reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

                  (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and the pendency of such appeal or other appropriate contest would not reasonably be expected to have a Material Adverse Effect.

                  (c) Maintain, update as appropriate, and implement in all material respects an environmental program reasonably designed to (i) ensure that the Borrower, its Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned, leased or operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws and (ii) reasonably and prudently manage any liabilities or potential liabilities that the Borrower, any of the other Loan Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws.

                  7.9 Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are reasonably necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  7.10 Additional Collateral. (a) With respect to any assets (or any interest therein) acquired after the Closing Date by the Borrower or any of its Subsidiaries (excluding (x) real estate (including leasehold interests therein) the fair market value of which is less than $2,000,000 per parcel, (y) any assets described in paragraph (b) or (c) of this subsection and (z) any asset acquired by a Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of Mortgages in such jurisdictions as may be requested by the Administrative Agent (provided that the Borrower and its Subsidiaries shall not be required to deliver certificates to the Administrative Agent in respect of (A) any foreign joint venture equity interest (i.e. an equity interest of 50% or less of the outstanding equity interests of a joint venture) owned by (x) the Borrower and/or any Domestic Subsidiary or Subsidiaries the fair market value of which is less than $30,000,000 or (y) any Foreign Subsidiary, (B) any domestic joint venture equity interest (i.e. an equity interest of 50% or less of the outstanding equity interests of a joint venture) owned by the Borrower and/or any Domestic Subsidiary, the fair market value of which is less than $2,000,000 or (C) any joint venture equity interest with respect to which such delivery is prohibited by the organizational documents of such joint venture), (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent surveys, title insurance and flood insurance.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary and provided that a Subsidiary shall not be required to comply with the provisions of this subsection 7.10(b) until such time as the fair market value of its assets is greater than $2,000,000), promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new Pledge Agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement or to a new Security Agreement, in each case pursuant to an annex to the Guarantee and Collateral Agreement or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or such Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any Person that subsequent to the Closing Date becomes a Foreign Subsidiary (provided that the requirements of this subsection 7.10(c) need not be complied with until such time as the aggregate fair market value of the assets of such Foreign Subsidiary is greater than $2,000,000) shares of the Capital Stock of which are owned directly by the Borrower or a Domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new Pledge Agreement or such amendments to the Collateral and Guarantee Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) At its own expense, request, and use reasonable efforts to obtain, prior to entering into a lease of a facility located in the United States at which Inventory of any of the Loan Parties the fair market value of which exceeds $5,000,000 will be located on or after the Closing Date, a consent, in such form as may be reasonably satisfactory to the Administrative Agent, from the landlord of each such facility, pursuant to which such landlord acknowledges the Administrative Agent's first priority security interest in such Inventory.

                  7.11 Title Insurance. Within 30 days after the Closing Date, deliver to the Administrative Agent all title insurance, surveys and customary related documents in connection with the Mortgages and amendments to the Mortgages.

                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that on and after the Closing Date and, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1  Financial Condition Covenants.

                  (a) Leverage Ratio. Permit the Leverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such fiscal quarter set forth below:

                  Fiscal Quarter                             Leverage Ratio

                  1999                       1st             5.50 to 1.00
                                             2nd             5.50 to 1.00
                                             3rd             5.25 to 1.00
                                             4th             5.25 to 1.00

                  2000                       1st             5.00 to 1.00
                                             2nd             5.00 to 1.00
                                             3rd             4.75 to 1.00
                                             4th             4.75 to 1.00

                  2001                       1st             4.50 to 1.00
                                             2nd             4.25 to 1.00
                                             3rd             4.00 to 1.00
                                             4th             3.75 to 1.00

                  2002                       1st             3.50 to 1.00
                                             2nd             3.50 to 1.00
                                             3rd             3.50 to 1.00
                                             4rd             3.50 to 1.00

                  2003                       1st             3.25 to 1.00
                                             2nd             3.25 to 1.00
                                             3rd             3.25 to 1.00
                                             4rd             3.25 to 1.00

                  2004                       1st             3.25 to 1.00
                                             2nd             3.25 to 1.00
                                             3rd             3.25 to 1.00
                                             4th             3.25 to 1.00

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter set forth below:

                  Fiscal Quarter                      Interest Coverage Ratio

                  1999                   1st                 2.00 to 1.00
                                         2nd                 2.00 to 1.00
                                         3rd                 2.00 to 1.00
                                         4th                 2.00 to 1.00

                  2000                   1st                 2.00 to 1.00
                                         2nd                 2.00 to 1.00
                                         3rd                 2.25 to 1.00
                                         4th                 2.25 to 1.00

                  2001                   1st                 2.25 to 1.00
                                         2nd                 2.25 to 1.00
                                         3rd                 2.50 to 1.00
                                         4th                 2.75 to 1.00

                  2002                   1st                 2.75 to 1.00
                                         2nd                 2.75 to 1.00
                                         3rd                 3.00 to 1.00
                                         4th                 3.00 to 1.00

                  2003                   1st                 3.00 to 1.00
                                         2nd                 3.00 to 1.00
                                         3rd                 3.00 to 1.00
                                         4th                 3.00 to 1.00

                  2004                   1st                 3.00 to 1.00
                                         2nd                 3.00 to 1.00
                                         3rd                 3.00 to 1.00
                                         4th                 3.00 to 1.00

                  (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter set forth below:

              Fiscal Quarter                         Fixed Charge Coverage Ratio

                  1999                   1st                  1.00 to 1.00
                                         2nd                  1.00 to 1.00
                                         3rd                  1.00 to 1.00
                                         4th                  1.00 to 1.00

                  2000                   1st                  1.00 to 1.00
                                         2nd                  1.00 to 1.00
                                         3rd                  1.05 to 1.00

                                         4th                  1.05 to 1.00

                  2001                   1st                  1.05 to 1.00
                                         2nd                  1.05 to 1.00
                                         3rd                  1.05 to 1.00
                                         4th                  1.05 to 1.00

                  2002                   1st                  1.05 to 1.00
                                         2nd                  1.05 to 1.00
                                         3rd                  1.05 to 1.00
                                         4th                  1.10 to 1.00

                  2003                   1st                  1.10 to 1.00
                                         2nd                  1.10 to 1.00
                                         3rd                  1.10 to 1.00
                                         4th                  1.15 to 1.00

                  2004                   1st                  1.15 to 1.00
                                         2nd                  1.15 to 1.00
                                         3rd                  1.15 to 1.00
                                         4th                  1.15 to 1.00

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower and its Subsidiaries under this Agreement and any Notes (including, without limitation, Swing Line Loans in an aggregate principal amount not to exceed $100,000,000);

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Dollar Indebtedness evidenced by the Borrower Notes and the Senior Subordinated Notes and, in the case of such Borrower Notes, any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension of such Borrower Notes and the terms and conditions thereof (including, without limitation, terms and conditions relating to the interest rate, fees, amortization, maturity, subordination (provided that such terms and conditions relating to subordination are no less favorable to the Lenders than those of such Borrower Notes), covenants, events of default and remedies) are no less favorable to the Borrower than those of such Borrower Notes as in effect on the Closing Date;

                  (d) Dollar Indebtedness and Non-Dollar Indebtedness of the Borrower and its Subsidiaries under Permitted Hedging Arrangements permitted by subsection 8.15;

                  (e) Indebtedness of the Borrower and the Guarantor Subsidiaries outstanding on the Closing Date listed on Schedule 8.2(e) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (f) Indebtedness of a Person which becomes a Guarantor Subsidiary after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower or a Subsidiary no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (g) Indebtedness of the Borrower or any of its Guarantor Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Guarantor Subsidiaries $125,000,000 at any time outstanding;

                  (h) Indebtedness of the Borrower and its Subsidiaries under uncommitted lines of credit in an aggregate outstanding principal Dollar Equivalent Amount not exceeding at any time the lesser of (i) the then Available Revolving Credit Commitments (other than any such Available Revolving Credit Commitments required to be maintained pursuant to subsection 4.3(h)) and (ii) $50,000,000;

                  (i) Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with a Permitted Receivable Financing; provided that the Net Cash Proceeds of such Indebtedness shall be applied to make mandatory prepayments of the Loans or pay or prepay other outstanding Indebtedness of the Borrower and its Guarantor Subsidiaries pursuant to subsection 4.3(b);

                  (j) Indebtedness of the Borrower and its Guarantor Subsidiaries in an aggregate amount not in excess of $110,000,000 in connection with synthetic leases secured in accordance with subsection 8.3(p);

                  (k) Dollar Indebtedness of the Borrower incurred in respect of senior subordinated notes issued in one or more series in an aggregate principal amount not to exceed $400,000,000 on terms and conditions substantially similar to the December 1998 Senior Subordinated Notes except that the interest rate payable thereon shall be based on market conditions at the date of incurrence; provided that the Net Cash Proceeds of such Indebtedness (other than any such Indebtedness to the extent that it refinances, refunds or replaces any other Senior Subordinated Notes) shall be applied to make mandatory prepayments of the Loans and to reduce permanently the Revolving Credit Commitments pursuant to subsection 4.3(b); and

                  (l) Indebtedness of Non-Guarantor Subsidiaries in an aggregate outstanding principal Dollar Equivalent Amount, when added to the then aggregate outstanding principal Dollar Equivalent Amount of Indebtedness of Non-Guarantor

         Subsidiaries under uncommitted lines of credit, not to exceed $350,000,000 at any time; provided that at no time shall (A) (x) the excess of (i) the aggregate outstanding principal Dollar Equivalent Amount of such Indebtedness that constitutes Short Term Indebtedness (including, without limitation, Indebtedness under uncommitted lines of credit) over (ii) $150,000,000 exceed (y) the then aggregate Available Revolving Credit Commitments (other than any such Available Revolving Credit Commitments required to be maintained pursuant to subsection 4.3(h)) or (B) the aggregate outstanding principal Dollar Equivalent Amount of such Indebtedness that constitutes Short-Term Indebtedness exceed $260,000,000.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carrier's, warehousemen's, mechanic's, landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto;

                  (f) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by subsection 8.2(f); provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g)  Liens created pursuant to the Security Documents;

                  (h) Liens in existence on the Closing Date listed on Schedule 8.3(h), securing Indebtedness permitted by subsection 8.2(l); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (i) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(g) incurred to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

                  (j) Liens on assets of any Foreign Subsidiary (including, in the case of any Foreign Subsidiary which is not a direct Subsidiary of the Borrower or any Domestic Subsidiary, the Capital Stock of such Foreign Subsidiary) securing Indebtedness of such Foreign Subsidiary permitted by subsection 8.2(l);

                  (k) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $15,000,000 at any time outstanding;

                  (l) leases and subleases of real property owned or leased by the Borrower or any of its Subsidiaries not interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;

                  (m) Liens arising from the sale or other disposition of any accounts receivable in connection with a receivables financing transaction otherwise permitted by subsection 8.6(g) and Liens in respect of assets sold or otherwise disposed of pursuant to subsection 8.6(j);

                  (n) renewals, extensions and replacements of the Liens permitted under clauses (f) and (h) above; provided that no such Lien shall as a result thereof cover any additional assets and the principal amount of Indebtedness secured thereby is not increased;

                  (o) Liens securing Non-Dollar Indebtedness of any Foreign Subsidiary incurred pursuant to subsections 8.2(l) to finance the construction or acquisition of fixed or capital assets, provided that
         (i) such Liens shall be created substantially simultaneously with the construction or acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property of such Foreign Subsidiary financed by such Indebtedness; and

                  (p) Liens securing obligations in an amount not in excess of $110,000,000 in connection with synthetic leases to finance the construction, acquisition or use of fixed or capital assets, which Liens may be on any or all of the assets and property of the Borrower and its Guarantor Subsidiaries; provided that (i) the documentation creating or otherwise relating to such Liens shall be in form and substance satisfactory to the Majority Lenders (a form of documentation approved by the Majority Lenders under this Agreement or the Prior Credit Agreement for use in one synthetic lease financing may be used in substantially such form for subsequent synthetic lease financings without further approval by the Majority lenders), (ii) as compared to the first priority security interest granted by the Borrower and its Guarantor Subsidiaries to the Lenders, such Lien shall be a junior and second priority security interest to the extent such Lien is granted in the Collateral and (iii) to the extent such Lien is granted in Collateral, the Borrower and applicable creditors shall enter into an intercreditor agreement with the Administrative Agent on behalf of the Lenders in form and substance satisfactory to the Majority Lenders (a form of intercreditor agreement approved by the Majority Lenders under this Agreement or the Prior Credit Agreement for use in one synthetic lease financing may be used in substantially such form for subsequent synthetic lease financings without further approval by the Majority Lenders).

                  8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 8.4(a), and any refinancing, refundings, renewals or extensions thereof provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

                  (b) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of any of the Borrower's Guarantor Subsidiaries, which obligations are otherwise permitted under this Agreement;

                  (c) the Guarantee and Collateral Agreement and any of the other Guarantees;

                  (d) Guarantee Obligations of certain Subsidiaries of the Borrower set forth in any of the Senior Subordinated Notes and the related Senior Subordinated Note Indenture which are subordinated as provided therein;

                  (e) Guarantee Obligations in respect of Indebtedness of a Person or Persons in connection with one or more joint ventures in an aggregate amount not exceeding at any time outstanding, when aggregated with the amount of any Investments permitted by subsection 8.9(g) which are outstanding at such time, an amount equal to the amount of Investments permitted by subsection 8.9(g) to be made in such a Person or Persons; provided that no Default or Event of Default shall have occurred and be continuing on the date of the incurrence of any such Guarantee Obligations or would result therefrom;

                  (f) Guarantee Obligations consisting of any Reimbursement Obligation in respect of Letters of Credit;

                  (g) Guarantee Obligations of a Person which becomes a Subsidiary after the Closing Date; provided that (i) such Guarantee Obligations existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided, further, that the amount of such Guarantee Obligations is not increased at the time of such refinancing, refunding, renewal or extension;

                  (h) Guarantee Obligations in respect of synthetic leases entered into by the Borrower or any Subsidiary in an aggregate amount not to exceed $110,000,000; and

                  (i) Guarantee Obligations of the Borrower and the Non-Guarantor Subsidiaries (including, without limitation, those resulting from the issuance of Letters of Credit) in respect of Indebtedness permitted by subsection 8.2(l), provided that at no time shall the aggregate Dollar Equivalent Amount of such Guarantee Obligations (x) of the Borrower and the Non-Guarantor Subsidiaries exceed $150,000,000 or (y) of the Borrower exceed the then aggregate Available Revolving Credit Commitments (other than any such Available Revolving Credit Commitments required to be maintained pursuant to subsection 4.3(h)).

                  8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Subsidiary of the Borrower;

                  (c) mergers and consolidations in connection with Investments permitted under subsection 8.9(e), subject to compliance with subsection 7.10; and

                  (d) sales and other dispositions of assets permitted by subsection 8.6.

                  8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Subsidiary, except:

                  (a) the sale or other disposition of any property in the ordinary course of business;

                  (b) the sale or other disposition of any assets at fair market value; provided that the Net Cash Proceeds of all sales of assets permitted by this clause (b) in excess of $50,000,000 are applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(c), except that (i) the Borrower and the Guarantor Subsidiaries may use up to $150,000,000 in the aggregate of such excess Net Cash Proceeds received by them in any fiscal year of the Borrower to acquire within 180 days after the receipt thereof, assets used or useful in the business of the Borrower and the Guarantor Subsidiaries, and such excess amount so used need not be so applied pursuant to subsection 4.3(c) and (ii) the Non-Guarantor Subsidiaries may use all such excess Net Cash Proceeds received by them, within 180 days of the receipt thereof, to (x) prepay, repay or purchase Indebtedness of Non-Guarantor Subsidiaries permitted by subsection 8.2 or (y) acquire assets used or useful in the businesses of Non-Guarantor Subsidiaries, and such excess amount so used shall not be required to be so applied pursuant to subsection 4.3(c);

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (d)  as permitted by subsection 8.5(b);

                  (e) transfers of property or assets in connection with Investments permitted under subsection 8.9(g);

                  (f) sales, leases, conveyances, transfers or other dispositions to the Borrower or to any Subsidiary of the Borrower or to any Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Subsidiary, subject to compliance with subsection 7.10 and, to the extent applicable, subsection 8.9;

                  (g) the sale or other disposition of any accounts receivable in connection with a Permitted Receivables Financing, so long as the Net Cash Proceeds of such sale or other disposition are applied as provided in subsection 4.3(c);

                  (h) dispositions resulting from any casualty or condemnation of any property; provided that the proceeds of any such single disposition of property permitted by this clause (h) in excess of $20,000,000 are applied pursuant to subsection 4.3(h);

                  (i) the sale or other disposition of any Specified Assets at fair market value; provided that the Net Cash Proceeds of all sales of Specified Assets permitted by this clause (i) are applied as provided in subsection 4.3(c), except that (i) any such Net Cash Proceeds of sales or other dispositions of Specified Assets permitted by this clause (i) to the extent that they are used to (x) make Investments permitted by subsection 8.9(e) within 180 days of receipt thereof or
         (y) acquire assets used or useful in the businesses of the Borrower and its Subsidiaries within 180 days of receipt thereof, shall not be required to be applied as provided in subsection 4.3(c);

                  (j) the sale or other disposition of assets in connection with one or more sale and leaseback transactions as to which the resulting Lease Expense shall not exceed $25,000,000 (provided that in connection therewith the Administrative Agent shall be authorized to enter into an intercreditor agreement on behalf of the Lenders in respect of such assets if requested to do so by the Borrower on terms and conditions reasonably satisfactory to the Administrative Agent), so long as the Net Cash Proceeds of such sale or other disposition are applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(c); and

                  (k) the sale or other disposition of assets in connection with one or more sale and leaseback transactions on customary terms in respect of assets purchased after the Closing Date and no more than one year prior to the consummation of such sale and leaseback transaction.

                  8.7 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except for dividends, payments or distributions solely in common stock of the Borrower.

                  8.8 Limitation on Capital Expenditures. Make any expenditure, other than pursuant to subsection 8.9, in respect of the purchase or other acquisition of fixed or capital assets (a "Capital Expenditure") except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the test periods set forth below, the amount set forth opposite such test period set forth below:

                    Test Period                                   Amount
                    -----------                                   ------
         February 1, 1999 - January 31, 2000                  $200,000,000
         February 1, 2000 - January 31, 2001                   200,000,000
         February 1, 2001 - January 31, 2002                   200,000,000
         February 1, 2002 - January 31, 2003                   190,000,000
         February 1, 2003 - January 31, 2004                   190,000,000
         February 1, 2004 - January 31, 2005                   190,000,000

provided that (a) up to $60,000,000 of any Capital Expenditures permitted to be made during any test period and not made during such test period may be carried over and expended during the next succeeding test period (it being understood and agreed that any Capital Expenditures made during such next succeeding test period shall count, first, against the amount permitted to be made during such next succeeding test period as set forth in the table above and, second, against any amounts carried over to such next succeeding test period) and (b) up to $40,000,000 of any Capital Expenditures permitted to be made during any test period and not made during such test period (to the extent not expended during the next succeeding test period) may be carried over and expended during the second succeeding test period (it being understood and agreed that any Capital Expenditures made during such second succeeding test period shall count, first, against the amount permitted to be made during such second succeeding test period as set forth in the table above, second, against any amounts carried over to such second succeeding test period from the immediately preceding test period and, third, against any amounts carried over to such second succeeding test period from the second preceding test period).

                  8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make or permit to exist any other investment, in cash or by transfer of assets or property, in, any Person (each, an "Investment"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  Investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (d) Investments by the Borrower in its Subsidiaries and Investments by such Subsidiaries in the Borrower and in other Subsidiaries of the Borrower;

                  (e) Investments by the Borrower or any of its Subsidiaries in a Person, if as a result of any such Investment (i) such Person becomes a Subsidiary of the Borrower, subject to compliance with subsection 7.10, or (ii) such Person is merged or consolidated with or into, or transfers or conveys the assets which are the subject of such Investment to, or is liquidated into, the Borrower or any of its Subsidiaries; provided that (y) no Default or Event of Default shall have occurred and be continuing on the date of any such Investment or would result therefrom and (z) the aggregate amount of consideration (other than consideration consisting of common stock of the Borrower) given by the Borrower and its Subsidiaries in respect of all such Investments ("Non-Stock Consideration") subsequent to the date hereof shall not exceed $400,000,000;

                  (f) Investments by the Borrower or any of its Subsidiaries in the form of promissory notes that are issued to the Borrower or such Subsidiary by a Person which is not the Borrower or such Subsidiary solely as partial consideration for the consummation of an asset sale or other disposition permitted by subsection 8.6 (not to exceed 25% of the total consideration received by the Borrower or such Subsidiary in respect of such asset sale); provided that the aggregate principal amount of such promissory notes as to all such asset sales or other dispositions does not exceed $15,000,000 at any time outstanding and such promissory notes held by the Borrower or any Domestic Subsidiary are pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (g) Investments in a Person or Persons in connection with one or more joint ventures (in addition to those permitted by subsection 8.9(j)) in an aggregate amount, when aggregated with the amount of any Guarantee Obligations permitted by subsection 8.4(e) which are outstanding at such time and disregarding the amount of any Investments permitted by subsection 8.9(j), not to exceed $50,000,000 at any one time outstanding; provided that such amount shall be increased by an amount equal to the aggregate amount of cash returned on or on account of Investments permitted under this clause (g), whether through interest payments, principal payments, dividends or other distributions or payments, provided, further that no Investment shall be permitted under this clause (g) if any Default or Event of Default shall have occurred and be continuing on the date of any such Investment or would result therefrom;

                  (h) Investments in the nature of promissory notes, other securities or other property received in connection with the bankruptcy or reorganization of Persons having obligations in favor of the Borrower or its Subsidiaries, in settlement of such obligations; provided that such promissory notes, other securities or other property held by the Borrower or any Domestic Subsidiary are pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (i) Investments paid for solely in common stock of the Borrower; and

                  (j) Investments in existence on the date hereof (including in joint ventures) that are listed on Schedule 8.9(j).

                  8.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) (i) Make any optional payment or prepayment on or repurchase or redemption or purchase of any of the Senior Subordinated Notes or the Borrower Notes (including, without limitation, any payment on account of, or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof); provided that a series of Senior Subordinated Notes may be refinanced, refunded or replaced on terms and conditions more favorable to the Borrower and the Lenders than those applicable to such series being so refinanced, refunded or replaced or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of such Indebtedness or any instrument, document or other agreement pursuant to which the same shall have been issued or created (other than any such amendment, modification or change which would (A) extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (B) amend the Senior Subordinated Notes, other than the December 1998 Senior Subordinated Notes, to contain provisions identical in all material respects to the December 1998 Senior Subordinated Notes).

                  (b) In the event of the occurrence of a Change of Control, repurchase any of the Senior Subordinated Notes or Borrower Notes or any portion thereof, unless the Borrower shall have (i) repaid in full the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note or any other Loan Document and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to repay the Loans, all Reimbursement Obligations and any other amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note or any other Loan Document and to cash collateralize the L/C Obligations in respect of each Lender and shall have made repayment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer.

                  8.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. This subsection 8.11 shall not apply to customary investment banking underwriter, placement agent or financial advisor fees paid to CIBC and its Affiliates in connection with services rendered to the Borrower or its Subsidiaries.

                  8.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than January 31.

                  8.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) agreements in effect on the Closing Date, including, without limitation, the Senior Subordinated Note Indentures or any refinancing, refunding, renewal or extension thereof which is permitted hereunder, (c) customary non-assignment provisions under contracts to the extent such provisions prohibit or limit the ability to grant a Lien on the rights under such contracts, (d) agreements under which Indebtedness permitted hereunder is incurred by Foreign Subsidiaries, to the extent such agreements prohibit or limit Liens on assets of such Foreign Subsidiaries (including, in the case of Foreign Subsidiaries which are not direct Subsidiaries of the Borrower or any Domestic Subsidiary, the Capital Stock of such Foreign Subsidiaries), (e) restrictions on granting Liens on assets under agreements to sell or otherwise dispose of such assets, (f) restrictions in Indebtedness incurred to finance the acquisition of fixed or capital assets or Financing Leases permitted hereunder with respect to Liens on the assets financed thereunder and (g) restrictions in Indebtedness permitted by subsection 8.2(j).

                  8.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or any joint venture, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are related thereto (provided that the Borrower and its Subsidiaries may acquire unrelated businesses in connection with the acquisition of a related business permitted hereunder so long as such unrelated business is not a material portion of the assets acquired in such acquisition).

                  8.15 Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries with reputable financial institutions and not for purposes of investment or speculation (any such agreement or arrangement permitted by this subsection, a

"Permitted Hedging Arrangement"), including the two Dollar/Deutschemark currency swaps entered into by the Borrower in connection with the June 1997 Senior Subordinated Notes.


                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any of the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof (it being agreed that any amounts payable hereunder (other than principal, interest, commitment fees and letter of credit fees) shall be due on the date which is five days after the Administrative Agent or the applicable Lender shall give written notice thereof to the applicable Borrower); or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days or, in the case of any agreement contained in subsection 7.1 or 7.2, such default shall continue unremedied for a period ending on the date three days after notice has been given to the Borrower by the Administrative Agent or any Lender of the expiration of such 30 day period; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans and the Reimbursement Obligations) in excess of $30,000,000 or in the payment of any Guarantee Obligation in excess of $30,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Except as, and to the extent, permitted by this Agreement,
         (i) any of the Security Documents or any of the other Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents or any of the other Loan Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, and, in any such case, such cessation or, in the case of clause (i), assertion thereof shall affect a material portion of the Collateral; or

                  (j)  The occurrence of any Change of Control; or

                  (k) Any of the Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated, as provided therein and in the related Senior Subordinated Note Indenture, to the obligations of the Borrower under this Agreement, any Notes and the other Loan Documents, or the obligations of any other Loan Party under a guarantee of any of the Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the related Senior Subordinated Note Indenture to the obligations of such Loan Party under the Guarantee and Collateral Agreement or any of the Guarantees to which it is a party; or

                  (l) (i) If any of the remaining contributions referred to in the PBGC Agreement in an aggregate amount in excess of $10,000,000 shall not be paid within 30 days after the date on which such contributions are due if such remaining contributions in an aggregate amount in excess of $10,000,000 shall become immediately due and payable prior to the stated maturity thereof or (ii) any Lien in favor of the PBGC shall arise on the assets of the Borrower or any of its Subsidiaries with respect to the transactions contemplated by the PBGC Agreement or the definitive documentation with respect to the PBGC Agreement (it being understood and agreed that the Lenders shall not seek to enjoin any such Liens from arising based on subsection 8.3);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. Within a reasonable period after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                         SECTION 10. THE MANAGING AGENTS

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints CIBC as the Administrative Agent, Credit Suisse First Boston as the Syndication Agent, Merrill Lynch as Co-Documentation, Agent and Dresdner Bank AG as Co-Documentation Agent, in each case under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each such Managing Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, respectively, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the other Managing Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either the Administrative Agent or the other Managing Agents.

                  10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. Neither the Administrative Agent, the other Managing Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the other Managing Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the other Managing Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

                  10.4 Reliance by Administrative Agent and Other Managing Agents. Each of the Administrative Agent and the other Managing Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by it. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof, reasonably promptly thereof to the other Managing Agents and to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders;

provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Administrative Agent, Other Managing Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the other Managing Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the other Managing Agents hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Managing Agents to any Lender. Each Lender represents to the Administrative Agent and the other Managing Agents that it has, independently and without reliance upon the Administrative Agent or the other Managing Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the other Managing Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower or any of the other Loan Parties and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the other Managing Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of the other Loan Parties which may come into the possession of the Administrative Agent or the other Managing Agents or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and the other Managing Agents in their respective capacities as such (to the extent not reimbursed by the Borrower or any of the other Loan Parties and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the other Managing Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the other Managing Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the other Managing Agents' gross negligence or willful misconduct, as the case may be. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8 Administrative Agent and Other Managing Agents in Their Individual Capacities. The Administrative Agent, the other Managing Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Loan Party as if the Administrative Agent and the other Managing Agents were not the Administrative Agent or the other Managing Agents, as the case may be, hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, each of the Administrative Agent and the other Managing Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the other Managing Agents, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the other Managing Agents in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, such former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 Issuing Lender. The provisions of this Section 10 shall apply to the Issuing Lender in its capacity as such and to the European Swing Line Administrator in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

                  10.11 Releases of Guarantees and Collateral. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral (as defined in each of the Security Documents) permitted under subsection 8.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrower and at the sole expense of the Borrower, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or its Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrower to effect the transactions permitted under subsection 8.6.

                  10.12 Foreign Pledge Agreement. Each Lender has authorized the Administrative Agent to enter into a Foreign Stock Pledge Agreement (and/or a confirmation thereof) with HLI (Europe) Ltd., 38481 Huron River Drive, Romulus, Michigan, pursuant to which certain present and future shares in HLI Sub as well as certain rights and claims relating thereto are pledged as security to the Lenders and the Administrative Agent. The Administrative Agent is authorized to agree on any provisions and to make all declarations that it considers in its discretion necessary or appropriate in this context, including any amendments of such Foreign Stock Pledge Agreement. The Administrative Agent is released of the restrictions set forth in Section 181 German Civil Code and authorized to delegate this power of attorney or grant sub-power of attorney.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of amending, supplementing or modifying any provisions of this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall:

                    (i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof or any Reimbursement Obligation or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby; or

                   (ii) amend, modify or waive any provision of this subsection
         11.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents or release any guarantee obligation contained in the Guarantee and Collateral Document, the Borrower Guarantee or any of the other Guarantees or release all or a substantial part of the Collateral (other than in connection with any release permitted by subsection 10.11), in each case without the written consent of all the Lenders; or

                  (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent; or

                   (iv) amend, modify or waive any provision of this Agreement regarding the application of prepayment amounts to the installments of principal under the Term Loans without the written consent of the Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 50%; or

                    (v) subject to clause (i) of this subsection 11.1(a) as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of subsection 2.9 without the written consent of Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 50%; or

                   (vi) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3, 2.5, 2.6 or 2.7 or, subject to paragraph (i) of this subsection 11.1(a) as it relates to reducing the amount or extending the scheduled date of maturity of any Reimbursement Obligation, Section 3 without the written consent of the Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%; or

                  (vii) amend, modify or waive any provision of any Swing Line Note, subsection 2.6 or any Foreign Currency Swing Line Loan Agreement without the written consent of each Swing Line Lender affected thereby; or

                  (viii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the affected Issuing Lender;

                   (ix) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders under such Security Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, without the consent of (y) the Majority Revolving Credit Lenders, and (z) the Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 50%; or

                    (x) amend, modify or waive any provision of the Loan Documents in respect of an outstanding Competitive Bid Loan without the consent of each Lender that made such Loan.

                  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and each Managing Agent, as set forth in Schedule A in the case of the other parties hereto, and as set forth in the applicable Subsidiary Borrower Agreement in the case of a Subsidiary Borrower or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:

                           Hayes Lemmerz International, Inc.
                           38481 Huron River Drive
                           Romulus, Michigan  48174
                           Attention: Treasurer
                           Fax: (734) 942-7783

         with a copy to:

                           Hayes Lemmerz International, Inc.
                           38481 Huron River Drive
                           Romulus, Michigan  48174
                           Attention:  General Counsel
                           Fax:  (734) 942-5199

         The Administrative Agent:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           7th Floor
                           New York, New York  10017
                           Attention:  Darren Gaffney
                           Fax:  (212) 856-3763

         The Syndication Agent:

                           Credit Suisse First Boston
                           11 Madison Avenue
                           New York, New York  10010
                           Attention:  Thomas G. Muoio
                           Fax:  (212) 325-8319

         The Co-Documentation Agents:

                           Merrill Lynch Capital Corporation
                           World Financial Center
                           South Tower
                           New York, New York 10281
                           Attention: Christopher Reilly
                           Fax: (212) 623-7584

                           Dresdner Bank AG
                           75 Wall Street
                           New York, New York  10005
                           Attention:  Gary Jermansky
                           Fax:  (212) 429-2130

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.7, 2.12, 3.2, 4.2, 4.4 or
4.8 shall not be effective until received.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the other Managing Agents for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the syndication of the Revolving Credit Commitments and Term Loans (including the reasonable expenses of the Administrative Agent's due diligence investigation)), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the other Managing Agents, (b) to pay or reimburse each Lender and the Administrative Agent for all their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the respective Lenders and the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent, the other Managing Agents and the European Swing Line Administrator harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the other Managing Agents and the European Swing Line Administrator and their respective directors, trustees, officers, affiliates, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use or proposed use of the proceeds of the Loans in connection with the transactions contemplated hereby and thereby and any such other documents regardless of whether the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto and regardless of whether any such litigation or other proceeding is brought by the Borrower or any other Person, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities and properties owed, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender or any other Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party seeking indemnification. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, other Managing Agents and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Lender or any branch or affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or a branch or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the Events of Default described in Section 9(f) shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time (whether or not evidenced by a Note). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the

Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation (whether or not evidenced by a Note) hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subsection 11.6(d).

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of subsection 11.15, any and all financial and other information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  11.7 Adjustments; Set-off. (a) Other than as provided for in subsection 2.6 in respect of the Swing Line Lenders, if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (or, at the option of such benefitted Lender, a direct interest) in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount remaining unpaid (including, without limitation, any amount owing to such Lender in respect of an undivided participation interest purchased by such Lender in any Swing Line Loan pursuant to subsection 2.6(d) or an undivided interest purchased by such Lender in any draft paid by the Issuing Lender under any Letter of Credit pursuant to subsection 3.4(a)) after it becomes due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of a Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents and the Fee Letter represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or the Fee Letter.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address referred to in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.13 Acknowledgments. Each of the Borrowers hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 Confidentiality. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee, prospective Transferee or to any direct or indirect contractual counterparty in swap agreements payments with respect to which are related to payments made pursuant to this Agreement or such contractual counterparty's professional advisors, in each case, which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, affiliates, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or as shall be required pursuant to any Requirement of Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with any litigation to which such Lender is a party, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder.

                  11.16 Effect of Amendment and Restatement of the Prior Credit Agreement. On the Closing Date, the Prior Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Loan Documents in respect of the Prior Credit Agreement) under the Prior Credit Agreement as in effect prior to the Closing Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents (as defined herein) securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in the Loan Documents in respect of this Agreement).

                  11.17 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the second Business Day preceding the day on which final judgment is given.

                  (b) The obligation of each of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement or the other Loan Documents (the "Agreement Currency"), be discharged only to the extent that on the second Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Agreement Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be), such Lender or the

Administrative Agent (as the case may be) agrees to remit to the Borrower such excess. The obligations of each of the Borrowers contained in this subsection
11.17 shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        HAYES LEMMERZ INTERNATIONAL, INC.


                                        By:
                                        Title:


                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, NEW YORK AGENCY, as
                                        Administrative Agent, Co-Lead Arranger
                                        and as a Lender


                                        By:
                                        Title:


                                        CREDIT SUISSE FIRST BOSTON, as
                                        Syndication Agent, Co-Lead Arranger and
                                        as a Lender


                                        By:
                                        Title:


                                        By:
                                        Title:


                                        DRESDNER BANK AG NEW YORK AND GRAND
                                        CAYMAN BRANCHES, as Co-Documentation
                                        Agent, as European Swing Line
                                        Administrator and as a Lender


                                        By:
                                        Title:




                                        MERRILL LYNCH & CO., MERRILL LYNCH
                                        PIERCE FENNER & SMITH INCORPORATED, as
                                        Co-Documentation Agent

                                        By:
                                        Title:


                                        MERRILL LYNCH CAPITAL CORPORATION, as
                                        Lender


                                        By:
                                        Title:

                                                                      SCHEDULE B


              APPLICABLE MARGIN AND APPLICABLE COMMITMENT FEE RATE


                                                                    Applicable Margin


                                                                                                        Applicable
                                                                                                      Commitment Fee
Leverage Ratio                                                LIBOR Spread      Base Rate Spread          Rate
------------------------------------------------------------  -------------    ------------------     --------------
Greater than or equal to 5.250 to 1                             2.50  %            1.00  %                0.500 %

Less than 5.250 to 1 but greater than or equal to 4.750
to 1                                                            2.25  %            .75 %                  0.500 %

Less than 4.750 to 1 but greater than or equal to 4.250
to 1                                                            2.00  %            .50 %                  0.425 %

Less than 4.250 to 1 but greater than or equal to 3.750
to 1                                                            1.75  %            .25 %                  0.375 %

Less than 3.750 to 1 but greater than or equal to 3.250
to 1                                                            1.50  %            .00 %                  0.300 %

Less than 3.250 to 1                                            1.25  %            .00 %                  0.300 %

                                                                      SCHEDULE C


                          AVAILABLE FOREIGN CURRENCIES



                                   TERM LOANS


1.       Deutschemarks or such other lawful currency of Germany.

1.       euro unit.


         FOREIGN CURRENCY REVOLVING CREDIT LOANS, FOREIGN CURRENCY COMPETITIVE LOANS AND FOREIGN CURRENCY LETTERS OF CREDIT

1.       Deutschemarks or such other lawful currency of Germany.

2.       U.K. Pounds Sterling or such other lawful currency of England.

3.       French Francs or such other lawful currency of France.

4.       euro unit.


                        FOREIGN CURRENCY SWING LINE LOANS

1.       Deutschemarks or such other lawful currency of Germany.

2.       Lire or such other lawful currency of Italy.

3.       Belgian Francs or such other lawful currency of Belgium.

4.       Guilders or such other lawful currency of the Netherlands.

5.       Pesetas or such other lawful currency of Spain.

6.       Turkish Lira or such other lawful currency of Turkey.

2.       euro unit.

3.       Brazilian Real or such other lawful currency of Brazil.